As filed with the U.S. Securities and Exchange Commission on April 2, 2024

Registration No. 333-275922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Awaysis Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3400 Lakeside Drive, Suite 100

Miramar, Florida 33027

(855) 795-3311

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Trumbach, President & Chief Financial Officer

Awaysis Capital, Inc.

3400 Lakeside Drive, Suite 100

Miramar, Florida 33027

(855) 795-3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Fox, Esq.

Dominick P. Ragno, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza, East Tower, 15th Floor

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 2, 2024

AWAYSIS CAPITAL, INC.

60,031,866 Shares of Common Stock, par value $0.01 per Share

This prospectus relates to the offer and sale by the persons named in this prospectus, whom we call Selling Shareholders, of up to 60,031,866 issued and outstanding shares of our common stock, par value $0.01 per share (“Common Stock”), held by the Selling Shareholders. Approximately 91% of our outstanding shares of Common Stock are beneficially owned by our directors and executive officers, directly and indirectly.

The Selling Shareholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby at a fixed price ($1.00) until the shares of Common Stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices. There are no underwriting commissions involved in this offering. The Selling Shareholders will not pay any offering expenses. For additional information on the possible methods of sale that may be used by the Selling Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution”.

We will not realize any proceeds from sales by the Selling Shareholders.

All costs incurred in the registration of the shares are being borne by the Company.

Our common stock trades on the OTCPink Marketplace under the symbol AWCA. On April 1, 2024, the closing price for our Common Stock was $0.85.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “Risk Factors” contained in this prospectus beginning on page 6.

Prospectus dated                  , 2024

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires or indicates, all references to “we”, “us”, “our”, “ourselves”, “the Company,” and “Awaysis” refer to Awaysis Capital, Inc. a Delaware corporation, formerly known as JV Group, Inc.

We and the Selling Shareholders have not authorized anyone to provide you with information or to make any representations other than those contained in this prospectus. We and the Selling Shareholders take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: we, and to our knowledge the Selling Shareholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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TRADEMARKS

This prospectus contains references to our trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus (or documents we have incorporated by reference) are the property of their respective holders. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements convey management’s expectations as to the future of Awaysis, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time Awaysis makes such statements. Forward-looking statements may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this prospectus may include statements related to Awaysis’ revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

Awaysis cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond Awaysis’ control, which may cause the actual results, performance or achievements to be materially different from the future results. Factors that could cause Awaysis’ actual results to differ materially from those contemplated by its forward-looking statements include:

●	Risks that there may be significant costs and expenses associated with liabilities related to the development of its business that were either unknown or are greater than those anticipated at the time of the acquisition of its assets;

●	Risks that Awaysis may not be successful in integrating new properties into all aspects of our business and operations or that the integration will take longer than anticipated;

●	The operational risks as a result of acquiring undeveloped or underdeveloped assets and real estate and integration of those assets into our business; risks related to disruption of management’s attention from Awaysis’ ongoing business operations due to its efforts to identify, acquire, develop and manage new resort properties into Awaysis;

●	Any adverse effect of an acquired asset on Awaysis’ reputation, relationships, operating results and business generally;

●	Any lingering impact of the COVID-19 pandemic on Awaysis’ business, operating results, and financial condition, including the extent and duration of the impact of the COVID-19 pandemic on global economic conditions;

●	Awaysis’ ability to meet its liquidity needs; risks related to Awaysis’ indebtedness, especially in light of the significant amount of indebtedness we expect to incur to complete various identified real estate properties for our resort portfolio;

●	Inherent business risks, market trends and competition within the resort and hospitality industries;

●	Compliance with and changes to United States, Belize and global laws and regulations, including those related to anti-corruption and privacy;

●	Risks related to Awaysis’ planned acquisitions, joint ventures, and other partnerships;

●	Awaysis’ dependence on third-party development activities; the performance of Awaysis’ information technology systems and its ability to maintain data security;

●	Regulatory proceedings or litigation; adequacy of our workforce to meet Awaysis’ business and operation needs;

●	Awaysis’ ability to attract and retain key executives and employees with skills and capacity to meet our needs; and

●	Natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact Awaysis’ operations, revenue, operating profits and margins, financial condition or credit rating.

For additional information regarding factors that could cause Awaysis’ actual results to differ materially from those expressed or implied in the forward-looking statements in this prospectus, please see the risk factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus, and in our other filings with the Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or we currently do not expect to have a material adverse effect on our business. Except for Awaysis’ ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

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CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management’s estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

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PROSPECTUS SUMMARY

This summary highlights some information contained elsewhere in this prospectus, and it may not contain all of the information important to making an investment decision. Therefore, a potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offerings, including, in particular, the “Risk Factors” section of this prospectus.

The Company

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

Increased global trends towards “work from home” opportunities has impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential/resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

At least initially, our target acquisitions are resorts that have not been completed nor have a prior operational history. As such we intend to purchase the real estate and finish the development, then we would sell the finished units and put them in a rental pool that we would manage.

We seek to own and grow a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

On June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize, pursuant to our previously announced series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.1 million (excluding transaction costs and fees). As our first acquisition in Belize and an important milestone, we are rebranding the real estate assets, so it is easily identifiable as an Awaysis property and fits our strategy of creating a network of Awaysis residential enclave communities.

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Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. We intend to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues.

We are a licensed real estate corporation in the State of Florida and maintain compliance with the Florida Real Estate Commission, the entity that regulates companies providing real estate services such as rentals, management, and sales. Additionally, our business is subject to federal, state, local and foreign laws, rules, and regulations that may vary depending on the geographical location and classification of our individual properties. Hospitality operations are also subject to compliance with the U.S. Americans with Disabilities Act and other domestic or foreign laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, safety, environmental and other property condition matters, staffing and employee training, and cleanliness/sanitation protocols.

Before exploring new markets, we may engage local legal counsel to help identify and understand applicable regulatory requirements. This research includes analysis on licensing and zoning, building code, accessibility and operations requirements, fire and safety regulations, tax compliance, and local employment laws. We will also employ reasonable due diligence and our own independent analysis before acquiring new properties. Furthermore, we regularly monitor regulatory changes in our existing markets.

Recent Developments

On March 24, 2022, we executed a non-binding letter of intent with Chial Mountain Ltd., an affiliate of Michael Singh, our Chairman and CEO. Subject to the terms and conditions of a definitive purchase agreement we expect that we will enter into among the parties, we intend to acquire approximately thirty-five villas consisting of an estimated 59,000 sq. ft. located in Cayo, Belize, for an aggregate purchase price of approximately $5,500,000 payable in a combination of cash and shares of our Common Stock (the “Chial Acquisition”). We can make no assurances that the Chial Acquisition will ever be consummated.

On August 10, 2023, we executed a non-binding letter of intent with W2 Enterprises S.R.L. Subject to the terms and conditions of a definitive purchase agreement we expect that we will enter into among the parties, we intend to acquire approximately thirty-eight units consisting of an estimated 44,527 sq. ft. located in Cabarete, Dominican Republic, for an aggregate purchase price of approximately $1,500,000 payable in a combination of cash and shares of our Common Stock (the “La Bocca Acquisition”). We can make no assurances that the La Bocca Acquisition will ever be consummated.

On January 4, 2024, we executed a non-binding letter of intent with Boca Chica Resorts Limited. Subject to the terms and conditions of a definitive purchase agreement we expect that we will enter into among the parties, we intend to acquire approximately 126 units consisting of an estimated 286,312 sq. ft. located in San Pedro, Belize, for an aggregate purchase price of approximately $42,000,000 payable in a combination of cash and shares of our Common Stock (the “La Sirene Acquisition”). We can make no assurances that the La Sirene Acquisition will ever be consummated.

Risk Factor Summary

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the section titled “Risk Factors” before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

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Our proposed business is subject to a number of risks of which you should be aware before making an investment decision. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history and have not yet achieved profitability, making it difficult for you to evaluate our business and your investment.

●	Since inception of our new business model, we have not established any material and recurring revenues or operations that will provide financial stability in the long term or achieve profitability, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

●	We have incurred net losses to date, we anticipate that we will continue to incur significant losses for the foreseeable future, and even if we were to generate revenue, we may never achieve or maintain profitability. We had a net loss of $628,280 and $4,295,446 for the quarter ended December 31, 2023 and the fiscal year ended June 30, 2023, respectively, and as of December 31, 2023 and June 30, 2023, we had an accumulated deficit of $9,709,565 and $5,549,457, respectively.

●	We are dependent on management.

●	The expansion of our operations can have a significant impact on our profitability.

●	Our financial success is dependent on general economic conditions.

●	Our operating results are subject to significant fluctuations.

●	Our proposed objectives are capital intensive and subject to change.

●	There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

●	Our success will depend upon the acquisition of real estate, and we may be unable to consummate acquisitions or dispositions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently integrate assets into our existing operations.

●	Investors are reliant on management’s assessment, selection, and development of appropriate properties.

●	We face significant increases in development costs.

●	Our profitability may be impacted by delays in the selection, acquisition, and re-development of properties.

●	Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations.

●	Our properties may be subject to environmental laws and regulations that have the potential to impose liability.

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●	Real estate is not as liquid as other types of assets, which may reduce economic returns to investors.

●	We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely affect the return on an investment in our Company.

●	We may not succeed in creating a portfolio enclave strategy.

●	Our properties may be subject to liabilities or other problems.

●	The failure to successfully execute and integrate strategic acquisitions that support our long-term strategies could adversely affect our growth rate and consequently our revenues and results of operations.

●	There are significant risks associated with “value-add” and properties in need of re-positioning.

●	Uninsured losses relating to real property may adversely affect our performance.

●	Competition for investment assets may increase costs and reduce returns.

●	Environmental regulations and issues, certain of which we may have no control over, may adversely impact our business.

●	Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

●	Terrorist attacks or other acts of violence or war may adversely affect our industry, operations, and profitability.

●	We will be subject to risks related to the geographic locations of the properties we develop.
●	There may be several conflicts of interest that arise as we implement our business plan.
●	The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.
●	Your interest in us may be diluted if we issue additional shares of common stock.
●	The resale of our common stock may cause its market price to drop significantly, regardless of the Company’s performance.
●

We cannot assure you that our common stock will become listed on a national securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

●	Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
●

Certain of our executive officers and directors, through their indirect ownership of common stock, can substantially influence the outcome of matters requiring shareholder approval and may prevent you and other stockholders from influencing significant corporate decisions, which could result in conflicts of interest that could cause the Company’s stock price to decline.

●

Anti-takeover provisions in the Company’s charter and bylaws under Delaware law may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

●	Investments in our common stock may provide you with limited rights, and we do not expect to pay cash dividends in the short term.

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Corporate Information

We have historically existed as a publicly quoted shell company. In February 2022, our Board of Directors determined to pursue a business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations. On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

Our principal executive offices are located at 3400 Lakeside Drive, Miramar, Florida 33027. Our main telephone number is (855) 795-3311. Our website is www.awaysisgroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

The Offering

Common Stock Offered by the Selling Shareholders	60,031,866

Common Stock Outstanding After the Offering	352,237,035 shares of Common Stock, based on our issued and outstanding shares of Common Stock as of April 1, 2024. Does not include the conversion of any options or other warrants, or any convertible debentures or other indebtedness that may be outstanding or issuable.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the Selling Shareholders participating in this offering. The Selling Shareholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering.

Trading Symbol	Our common stock is listed on the OTCPink Marketplace under the symbol “AWCA.”
Risk Factors	See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.
Plan of Distribution

The Selling Shareholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell all or a portion of the shares of Common Stock registered hereby at a fixed price ($1.00) until the shares of Common Stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices. The Selling Shareholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 17 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholders.

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RISK FACTORS

A purchase of any of our securities involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any of our shares of Common Stock. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

We are a development stage company with a limited operating history and have not yet achieved profitability, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized properties, insufficient capital, limited assets, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of marketing experience, need to rely on third parties for the development and commercialization of our proposed properties, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We have incurred net losses since our inception. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Since inception of our new business model, we have not established any material and recurring revenues or operations that will provide financial stability in the long term or achieve profitability, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage and may be unable to raise further equity. Additionally, we have not generated any material and recurring revenues to date, have sustained losses and have accumulated a significant deficit since our inception. As of December 31, 2023, we had cash of approximately $12,000 and total current liabilities of approximately $9,400,000. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our company.

We have incurred net losses to date, we anticipate that we will continue to incur significant losses for the foreseeable future, and even if we were to generate revenue, we may never achieve or maintain profitability.

During the quarter ended December 31, 2023 and the fiscal year ended June 30, 2023, we recognized a net loss of $628,280 and $4,295,446, respectively. We had an accumulated deficit as of December 31, 2023 and June 30, 2023 of $9,709,565 and $5,549,457, respectively. We expect to incur significant losses for the foreseeable future as we continue to implement our business plan and acquire, develop and operate a range of hospitality properties. In the future, acquisition and development of such additional properties, together with anticipated general and administrative expenses, will likely result in the Company incurring further significant losses.

To become profitable, we must successfully implement our proposed business plan and strategies, either alone in on conjunction with possible collaborators. We may never have any significant recurring revenues or become profitable.

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We are dependent on management.

Our business is and will continue to be significantly dependent on our management team. The loss of any member of our management team could have a materially adverse effect on the Company.

The expansion of our operations can have a significant impact on our profitability.

We intend on expanding our business through the acquisition, development, and maintenance of real estate assets. Any expansion of operations that we may undertake will entail risks, such actions may involve specific operational activities which may negatively impact our profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from our existing operations, all of which may have a material adverse effect on our present and prospective business activities.

Our financial success is dependent on general economic conditions.

Our financial success may be sensitive to adverse changes in general economic conditions in the United States, Belize and any other jurisdiction in which our assets are located, such as recession, inflation, unemployment, geopolitical situations, and interest rates. Such changing conditions could reduce demand in the marketplace for our planned real estate portfolio. We have no control over these changes.

Our operating results are subject to significant fluctuations.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations.

Our proposed objectives are capital intensive and subject to change.

Our proposed business plans may change. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management reserves the right, at any time, to make significant modifications to the Company’s stated strategies depending on future events.

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the OTC Pink market. Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our common stock will ever develop. There is limited trading in our common stock, and we cannot assure you that an active public market for our common stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk. Until our common stock is listed on a national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and the trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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Our success will depend upon the acquisition and development of real estate, and we may be unable to consummate acquisitions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently develop or integrate assets into our existing operations.

We intend to acquire real estate assets which we would then develop, operate, maintain, sell, rent and/or manage. The acquisition of real estate entails various risks, including the risks that our real estate assets may not perform as expected, that we may be unable to integrate assets quickly and efficiently into our existing operations and that the cost estimates for the development of a property may prove inaccurate.

Investors are reliant on management’s assessment, selection and development of appropriate properties.

Our ability to achieve our current objectives is dependent upon the performance of our management team in the quality and timeliness of our acquisition and development of real estate properties. Investors have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our assets. Investors must rely entirely on the decisions of the management team and the oversight of our principals.

We face significant competition that may increase costs.

We will experience significant competition from other buyers and sellers of real estate and other real estate projects. Competition may have the effect of increasing our acquisition costs, making it more difficult to identify and close on the acquisition of desirable real estate properties, and decrease the sales price or lease rates of developed assets.

Our profitability may be impacted by delays in the selection, acquisition and development of properties.

We may encounter delays in the selection, acquisition and development of properties that could adversely affect our profitability. We may experience delays in identifying properties that satisfy ideal purchase parameters.

Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our development projects, any of which could adversely impact our results of operations.

Supply chain disruptions and the cost of materials, parts and labor have progressively increased, and may continue to do so over the long-term. Our construction projects, including renovations and/or maintenance are a routine and necessary part of our business. We may incur costs for these projects or routine maintenance at our properties that exceeds our original estimates due to increased costs for materials or labor or other costs that we do not anticipate. We also may be unable to complete our development projects on schedule due to supply chain disruptions or labor shortages.

Our properties may be subject to environmental laws and regulations that have the potential to impose liability.

Under various local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation of any contaminated property could have a materially adverse effect on our business, assets or results of operations.

We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely our ability to respond to market conditions.

Although we expect to develop, operate and hold the various properties we acquire as part of our business plan, there may be times when it would be appropriate to instead sell or otherwise divest of one or more properties. Our ability to dispose of properties on advantageous terms depends on factors, some of which are beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties acquired. We cannot predict the various market conditions affecting real estate and hospitality properties which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of the properties acquired, we cannot assure our shareholders that we will be able to sell such properties at a profit in the future. Accordingly, the extent to which our shareholders will receive cash dividends and realize potential appreciation on real estate assets and hospitality properties will be dependent upon fluctuating market conditions. Furthermore, we may be required to expend funds to correct defects or to make improvements to our real estate assets and hospitality properties if we otherwise would want to dispose of a property but the market to do so is not positive. Funds may not be available to correct such defects or to make such improvements. In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

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We may not succeed in creating a portfolio enclave strategy.

The acquisition of assets is critical to our ability to enter new emerging markets and build local market density. This strategy will contribute to our ability to grow sales and rental revenues and increase profitability over time. In order to build on this concept of creating vacation-remote work enclave communities, we must be able to identify and maintain a pipeline of locally managed vacation homes and condominiums in new and emerging markets. We have been able to find existing shovel ready resorts and vacation properties by giving developers and owners an exit strategy and providing market and developmental expertise to reposition the acquired assets to maximize revenues, but that may not continue. Our ability to maintain this momentum depends on our ability to provide a unique travel experience to both owners and guests and to be able to consistently generate income to the residence owners. Our ability to provide this level of income and expectations are likely to be partially dependent on the labor cost of our local markets and our ability to hire teams for a diversity of roles at a reasonable cost given the constraints of each particular local market environment.

Our properties may be subject to liabilities or other problems.

We intend to perform certain due diligence for each property or other real estate related asset that we acquire. We will also seek to obtain appropriate representations and indemnities from sellers with respect to such properties or other investments. We may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have problems. In some instances, we may have only limited or perhaps even no recourse for any such liabilities or other problems or, if we received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, we could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on our cash flow available to meet other expenses or to make dividend payments to shareholders.

The failure to successfully execute and integrate strategic acquisitions that support our long term strategies could adversely affect our growth rate and consequently our revenues and results of operations.

We expect that we may acquire multiple properties at any given time, from time to time. If we are not able to consummate these acquisitions, it could negatively impact our growth rate, revenue results, results of operations and the trading prices of our common stock. Furthermore, strategic acquisitions and other strategic transactions and relationships involve a number of financial, accounting, operational, legal, compliance and other risks and challenges, any of which could negatively affect our growth rate revenue results, results of operations and the trading price of our common stock and may have a material adverse effect on our business, results of operations and financial condition.

There are significant risks associated with “value-add” and properties in need of re-positioning.

Our targeting of financially distressed properties (and, in some cases, raw land) may result in properties which are partially leased or completely vacant and thus not generating positive cash flow (or any cash flow). Similarly, under-performing and value-add properties that we are targeting may experience unanticipated delays in, or increases of the cost to improve or reposition those properties that may be beyond our control. There is no assurance we will be successful in stabilizing such properties given the significant number of factors beyond our control, including general or local economic conditions and local market demand that may come into play. These types of properties may pose greater investment risk than fully stabilized properties.

Uninsured losses relating to real property may adversely affect our performance.

We will attempt to ensure that all of its properties are comprehensively insured (including liability, fire, storm and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, in the event such insurance is not sufficient, or if we do not have a sufficient external source of funding to repair or reconstruct a damaged property our results of operations and financial condition could be adversely affected. There can be no assurance that any such source of funding will be available to us for such purposes in the future.

Competition for real property may increase costs and reduce returns.

We will experience competition for real property and other hospitality assets from individuals, corporations, banks, and insurance company investment accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, institutional and foreign investors and entities engaged in real estate investment activities. We will compete against other potential purchasers of properties of high-quality commercial properties leased to credit-worthy tenants and residential properties and, as a result of the weakened world economy, there is greater competition for the properties of the type we seek to acquire. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in us paying higher prices to acquire properties than it otherwise would, or we may be unable to acquire properties that we believe meet our business objectives from time to time.

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In addition, our properties may be located close to properties that are owned by competitors. These competing properties may be better located and more suitable for desirable tenants than our properties, resulting in a competitive advantage for these other properties. We may face similar competition from other properties that may be developed in the future. This competition may limit our ability to lease space, increase its costs of securing tenants, and limit our ability to charge rents and/or require us to make capital improvements we otherwise might not make to our properties. As a result, we may suffer reduced cash flow with a decrease in share price and/or the ability to provide dividends.

Environmental regulations and issues, certain of which we may have no control over, may adversely impact our business.

Federal, state, and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions, which directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Failure to uncover and adequately protect against environmental issues may subject us to liability as the buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property.

We may be held liable for such costs as a subsequent owner and developer of such property. Liability can be imposed even if the original actions were legal, and we had no knowledge of the presence of hazardous or toxic substances.

We may also be held responsible for the entire payment of the liability if we are subject to joint and several liabilities and the other responsible parties are unable to pay. Further, we may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect us.

Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergies or other reactions.

As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from its tenants, employees of such tenants and others if property damage or health concerns arise.

Terrorist attacks or other acts of violence or war may adversely affect our industry, operations and profitability.

Terrorist attacks or other acts of violence or war may harm our results of operations. There can be no assurance that these attacks or armed conflicts, whether international or domestic, will not occur. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secures our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. These attacks or armed conflicts could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist attacks or other acts of violence or war could reduce demand for space in our properties due to the adverse effect on the economy and thereby reduce the value of our properties.

We will be subject to risks related to the geographic locations of the properties we develop.

We intend to acquire, maintain, operate and manage real estate hospitality and other assets. If the hospitality markets or general economic conditions in the geographic areas in which we intend to operate declines, the value of the properties in these areas could decline and revenues generated from these properties could decline. Any of these events could materially adversely affect our business, financial condition or results of operations.

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There may be several conflicts of interest that arise as we implement our business plan.

Certain of our officers and directors and our affiliates may engage, for their own account, or for the account of others, in other business ventures similar to ours or otherwise, and neither we nor any shareholder shall be entitled to any interest therein. Our management will devote only so much time to our business as is reasonably required. If a specific business venture becomes available, such person(s) may face a conflict in selecting between our business and his or her other business interests. We have not yet formulated a policy for the resolution of such conflicts. We will not share in the risks or rewards of such other ventures; however, such other ventures will compete for their time and attention, which might create other conflicts of interest. We do not at this time require our officers or directors to devote any particular amount of time to the Company. As a result, our business and results of operations could be materially adversely affected. We are buying certain assets in our portfolio from certain of our officers and directors. Even though these will be purchased with arms-length appraisals, there is still an inherent conflict between the roles of certain officers and/or directors acting and representing the sellers and buyers in the same transaction.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of common stock.

In general, shareholders do not have preemptive rights to any common stock issued by us in the future. Therefore, shareholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock, which we intend to do.

The resale of our Common Stock may cause its market price to drop significantly, regardless of the Company’s performance.

Upon the effectiveness of the Registration Statement on Form S-1 of which this prospectus forms a part, the Selling Shareholders may sell our Common Stock in accordance with the “Plan of Distribution”, which could have the effect of increasing the volatility in the trading price of our Common Stock.

The resale of our Common Stock could also encourage short sales by market participants. Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Common Stock, which could further increase the potential for future short sales.

The Company cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on its market price. Sales involving significant amounts of Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of our Common Stock.

We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

We intend to apply for our Common Stock to be listed on the NYSE American, and have retained an investment banking firm to assist in this process and to assist in raising capital. We have also commenced discussions with representatives of the NYSE American in connection with our application. We do not have a specific timetable for such listing, although we anticipate it will be during the calendar year ending December 31, 2024. We can give no assurance that such investment bank will be successful in raising the capital we will need to list on the NYSE American or that the NYSE American will accept our application for listing which has not yet been submitted. NYSE American has numerous requirements that an applicant must satisfy to list their common stock on the exchange, including total number of stockholders; minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to satisfy such applicable initial listing criteria could prevent us from listing our Common Stock on NYSE American. In the event we are unable to uplist our Common Stock, our Common Stock will continue to trade on the OTC Marketplace, which is generally considered less liquid and more volatile than the NYSE American or other national securities exchange. Our inability to uplist our Common Stock could make it more difficult for you to trade our Common Stock, could prevent our Common Stock trading on a frequent and liquid basis and could result in the value of our Common Stock being less than it would be if we were able to successfully uplist. We may never satisfy the initial listing standards of NYSE American or any other exchange and cannot assure you when or if we will satisfy such applicable listing standards, or that we will be able to maintain such a listing of our Common Stock.

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Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

Certain of our executive officers and directors, through their direct and indirect ownership of common stock, can substantially influence the outcome of matters requiring shareholder approval and may prevent you and other stockholders from influencing significant corporate decisions, which could result in conflicts of interest that could cause the Company’s stock price to decline.

Harthorne Capital, Inc., which is owned by certain of our executive officers and directors, along with Mr. Singh and Dr. Trumbach, collectively beneficially owns shares of our common stock equal to approximately 91% of our outstanding shares of common stock. As a result, such individuals will have the ability, acting together, to substantially influence the election of our directors and the outcome of various corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. Additionally, such ownership concentration and leadership positions gives Mr. Singh and Dr. Trumbach the power to control, or substantial influence over, employment decisions, including compensation arrangements for themselves. Furthermore, this concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. These individuals also have significant control over our business, policies and affairs as officers and/or directors of our Company. These stockholders may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. Lastly, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise. Therefore, you should not invest in reliance on your ability to have any control over the Company. In addition, stock ownership of insiders and management, at high levels of ownership, may induce executive decisions inconsistent with growth-oriented risk-taking.

Anti-takeover provisions in the Company’s charter and bylaws under Delaware law may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

Provisions in the Company’s certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors. Although the Company believes this provision could provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the Company’s board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by the Company’s stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing members of management.

Investments in our common stock may provide you with limited rights, and we do not expect to pay cash dividends in the short term.

Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally entitle holders to an interest in the assets of the issuer, if any, remaining after all more senior claims to such assets have been satisfied. Holders of common stock generally are entitled to dividends only if and to the extent declared by the governing body of the issuer out of income or other assets available after making interest, dividend, and any other required payments on more senior securities of the issuer. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the short term. Investors seeking cash dividends should not invest in our common stock for that purpose.

USE OF PROCEEDS

All of the shares of Common Stock being offered under this prospectus are being sold by or for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the shares.

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SELLING SHAREHOLDERS

This prospectus relates to the registration of 60,031,866 shares of our common stock.

The Selling Shareholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell all or a portion of the shares of common stock registered hereby at a fixed price ($1.00) until the shares of common stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices. The Selling Shareholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” for additional information.

Unless otherwise indicated, we believe, based on information supplied by the following persons that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Number of Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the Selling Shareholders will offer or sell any of these shares.

We have based the percentage of ownership on 352,237,035 shares of common stock issued and outstanding as of April 1, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by post-effective amendment to the Registration Statement on Form S-1 to which this prospectus forms a part, to the extent required prior to the time of any offer or sale of such additional Selling Shareholder’s shares pursuant to this prospectus. To the extent permitted by law, a post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf, but not in the event it would increase the aggregate number of securities or the dollar amount registered. A Selling Shareholder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below.

Certain Selling Shareholders set forth in a table below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified below, if any, acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to the Company and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the Selling Shareholders table below is acting as a broker-dealer in connection with this offering. Additionally, each Selling Shareholder identified in the table below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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Unless otherwise indicated, none of the Selling Shareholders have within the past three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

Name	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered by the Selling Shareholder	Number of Shares Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering

Harthorne Capital, Inc. (1)	98,008,000	10,000,000	88,008,000	25%
Michael Singh (2) (3)	111,250,000	5,000,000	106,250,000	30.1%
Andrew Trumbach (2) (3)	111,250,000	5,000,000	106,250,000	30.1%
VISTA Eight International (4)	874,188	874,188	0	-
STOCKHORN PEAK Corp (5)	476,083	476,083	0	-
Cornblue Inc. (6)	16,257	16,257	0	-
Infinity Flow Inc. (7)	1,287,618	1,287,618	0	-
2433424 Ontario Inc (8)	1,635,396	1,635,396	0	-
Jeffrey Findlay	58,140	58,140	0	-
2431069 Ontario Corp (9)	162,567	162,567	0	-
1000377254 ONTARIO INC. (10)	746,997	746,997	0	-
2495868 Ontario Corp (11)	37,390	37,390	0	-
LBE International Inc (12)	690,911	690,911	0	-
Desell Group Inc (13)	778,951	778,951	0	-
Agamar Ventures Inc. (14)	162,567	162,567	0	-
Blueberry Hill Investments Inc. (15)	81,284	81,284	0	-
2555607 Ontario Corp (16)	156,250	156,250	0	-
Argentum B Corp (17)	4,200,033	4,200,033	0	-
2495953 Ontario Corp (18)	237,534	237,534	0	-
2664712 Ontario Corp (19)	806,799	806,799	0	-
2495865 Ontario Corp (20)	500,000	500,000	0	-
HYLEE International (21)	5,222,500	5,222,500	0	-
CRK International Ltd (22)	5,099,324	5,099,324	0	-
Paradox Logix Corp (23)	2,200,000	2,200,000	0	-
Abundance Forever Inc (24)	700,000	700,000	0	-
Ursula Ivonoffski	204,459	204,459	0	-
Tye Evans	13,688	13,688	0	-
Lorne Giesbrecht	13,688	13,688	0	-
Freeman Wang	6,844	6,844	0	-
Arefeh Golmakani	6,844	6,844	0	-
Benjamin Belay	13,688	13,688	0	-
Patrick Saavedra	62,500	62,500	0	-
Maria-Anne Katalina Farkas	62,500	62,500	0	-
Marcelo H Cuenca Moreno	125,000	125,000	0	-
Oxford Condo Corporation Ltd (25)	400,113	400,113	0	-
HME International Ltd (26)	4,343,895	4,343,895	0	-
High Tides Enterprises LTD (27)	2,777,000	2,777,000	0	-
Christopher Robin Southgate	23,000	23,000	0	-
Laya Holdings Inc (28)	2,000,000	2,000,000	0	-
ESPO Properties Inc. (29)	400,000	400,000	0	-
Karl Machat	4,064	4,064	0	-
Caroline Reilly	69,444	69,444	0	-
Willow Jarquin	243,851	243,851	0	-
2495886 Ontario Corp (30)	24,988	24,988	0	-
Joanna Mc Lelland	36,762	36,762	0	-
Hui Ming Han	62,500	62,500	0	-
Jason Wellsbury	62,500	62,500	0	-
SM8 Corp (31)	15,000	15,000	0	-
Claudette Saint	62,500	62,500	0	-
Bruce Anderson	81,284	81,284	0	-
Charlene Mark	114,051	114,051	0	-
Densa Building Group Inc (32)	231,394	231,394	0	-
Simpol Holdings Inc (33)	121,925	121,925	0	-
All Freeda Luna Corp (34)	567,595	567,595	0	-
CONFIDO Investments Limited Partnership (35)	1,750,000	1,750,000	0	-

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(1)	Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on March 14, 2022, Harthorne Capital, Inc. (“Harthorne”) operates as a holding entity for Mr. Singh and Dr. Trumbach’s initial investments in the Company. Additionally, each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli are Executive Directors of Harthorne. Each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli disclaims beneficial ownership of all such securities except to the extent of his or her pecuniary interest therein.

(2)	Does not include shares held by Harthorne. See Footnote (1) above.

(3)	Includes options to purchase 11,250,000 shares of common stock.

(4)	Voting and dispositive control over Vista Eight International is held by Francesco Lofranco. The address of Vista Eight International is 1 Mapp Street, Belize City, Belize.

(5)	Voting and dispositive control over STOCKHORN PEAK Corp is held by Joshua William. The address of STOCKHORN PEAK Corp is 35 Woodland Dr, Welland, ON L3C 7C9, Canada.

(6)	Voting and dispositive control over Cornblue Inc. is held by Kamile Ewan. The address of Cornblue Inc. is 1210 Don Mills Rd. #122, North York, ON M3B 3N9, Canada.

(7)	Voting and dispositive control over Infinity Flow Inc. is held by Lancelot Alexander and Julissa Alexander. The address of Infinity Flow Inc. is 3230 Yonge St #200, Toronto, ON M4N 3P6, Canada.

(8)	Voting and dispositive control over 2433424 Ontario Inc is held by Kevin Estrabillo. The address of 2433424 Ontario Inc is 762 Upper James St #199, Hamilton, ON L9C 3A2, Canada.

(9)	Voting and dispositive control over 2431069 Ontario Corp. is held by Eric Wong and Helen Wong. The address of 2431069 Ontario Corp. is 1655 Dupont St #323, Toronto, ON M6P 3T1, Canada.

(10)	Voting and dispositive control over 1000377254 ONTARIO INC. is held by Dina Moore and Joseph Tewfik. The address of 1000377254 ONTARIO INC. is 335 Stone Church Rd #306, Ancaster, ON L9B 1A2, Canada.

(11)	Voting and dispositive control over 2495868 Ontario Corp. is held by John Mogford and Cynthia Mogford. The address of 2495868 Ontario Corp. is 3230 Yonge St #200, Toronto, ON M4N 3P6, Canada.

(12)	Voting and dispositive control over LBE International Inc. is held by Sarah Miskelly. The address of LBE International Inc. is 4403 Peters Rd, Plantation, FL 33317.

(13)	Voting and dispositive control over Desell Group Inc. is held by Michelle Despault and Stuart McConnell. The address of Desell Group Inc. is 25 Laidlaw St #502, Toronto, ON M6K 1X3, Canada.

(14)	Voting and dispositive control over Agamar Ventures Inc. is held by Marcin Komorowski and Agata Wisniowska. The address of Agamar Ventures Inc. is 225 The East Mall #1603, Toronto, ON M9B 6J1, Canada.

(15)	Voting and dispositive control over Blueberry Hill Investments Inc. is held by Mark Miziolek, Stephen Miziolek, Andrew Miziolek, and Gregory Miziolek. The address of Blueberry Hill Investments Inc. is 1266 Ingledene Dr. Oakville, ON L6H 2J3, Canada.

(16)	Voting and dispositive control over 2555607 Ontario Corp. is held by Bisser Ivanov Borissov. The address of 2555607 Ontario Corp. is 3230 Yonge St #200, Toronto, ON M4N 3P6, Canada.

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(17)	Voting and dispositive control over Argentum B Corp is held by Nino Ardizzi and Tammy Gunn. The address of Argentum B Corp is 1 Mapp Street, Belize City, Belize.

(18)	Voting and dispositive control over 2495953 Ontario Corp is held by Jacobo Bibliowicz Schuster and Suyin Wong Bibliowicz. The address of 2495953 Ontario Corp is 3230 Yonge St #313, Toronto, ON M4N 3P6, Canada.

(19)	Voting and dispositive control over 2664712 Ontario Corp is held by Diane Lawrence and Angela Lawrence. The address of 2664712 Ontario Corp is 3230 Yonge St #1012, Toronto, ON M4N 3P6, Canada.

(20)	Voting and dispositive control over 2495865 Ontario Corp is held by Dimitar Staykov, Tania Staykov, and Chris Staykov. The address of 2495865 Ontario Corp is 3230 Yonge St #313, Toronto, ON M4N 3P6, Canada.

(21)	Voting and dispositive control over HYLEE International is held by Sarah Miskelly. The address of HYLEE International is 1 Mapp Street, Belize City, Belize.

(22)	Voting and dispositive control over CRK International Ltd is held by Kevin Estrabillo. The address of CRK International Ltd is 1 Mapp Street, Belize City, Belize.

(23)	Voting and dispositive control over Paradox Logix Corp is held by Jonathane Ricci. The address of Paradox Logix Corp is 547 Quicksilver, San Pedro, Ambergris Caye, Belize.

(24)	Voting and dispositive control over Abundance Forever Inc is held by Julie Laraia. The address of Abundance Forever Inc is 3230 Yonge St #1012, Toronto, ON M4N 3P6, Canada.

(25)	Voting and dispositive control over Oxford Condo Corporation Ltd is held by Glenn Estrabillo. The address of Oxford Condo Corporation Ltd is 2118 Guava St, Belize City, Belize.

(26)	Voting and dispositive control over HME International Ltd is held by Glenn Estrabillo. The address of HME International Ltd is 1 Mapp Street, Belize City, Belize.

(27)	Voting and dispositive control over High Tides Enterprises LTD is held by James Destephanis. The address of High Tides Enterprises LTD is Montague Sterling Center, P.O. Box N-3924 East Bay Street, Nassau, Bahamas.

(28)	Voting and dispositive control over Laya Holdings Inc is held by Glenn Estrabillo. The address of Laya Holdings Inc is 19 Chipman Ave, Hamilton, ON L9A 2S9, Canada.

(29)	Voting and dispositive control over ESPO Properties Inc. is held by Glenn Estrabillo. The address of ESPO Properties Inc. is 19 Chipman Ave, Hamilton, ON L9A 2S9, Canada.

(30)	Voting and dispositive control over 2495886 Ontario Corp is held by Ricardo Philip. The address of 2495886 Ontario Corp is 3230 Yonge St #313, Toronto, ON M4N 3P6, Canada.

(31)	Voting and dispositive control over SM8 Corp is held by Shehan Mclelland. The address of SM8 Corp is 3230 Yonge St #1012, Toronto, ON M4N 3P6, Canada.

(32)	Voting and dispositive control over Densa Building Group Inc is held by Dennis Sintic. The address of Densa Building Group Inc is 15 Windermere Ave #1210, Toronto, ON M6S 5A2, Canada.

(33)	Voting and dispositive control over Simpol Holdings Inc is held by Jun Palma and Anecita Rosario. The address of Simpol Holdings Inc is 33 Chifney Ln, Ancaster, ON L9K 1K7, Canada.

(34)	Voting and dispositive control over All Freeda Luna Corp is held by Jens Stickling. The address of All Freeda Luna Corp is 3230 Yonge St #1012, Toronto, ON M4N 3P6, Canada.

(35)	Voting and dispositive control over CONFIDO Investments Limited Partnership is held by Farshad Ali Sedighravesh, Andrew Trousdale, Emma Trousdale, Micah Munro, Robert Mackertichian, Matthew Diehl, Shehan Mclelland. The address of CONFIDO Investments Limited Partnership is 30211 Avenida De Las Banderas, Ste 200, Rancho Santa Margarita, CA, 92688.

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PLAN OF DISTRIBUTION

We are registering 60,031,866 shares of Common Stock, to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each Selling Shareholder may sell all or a portion of the shares of Common Stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, although no such underwriters, broker dealers or agents have been identified to or by the Company or any Selling Shareholders. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at a fixed price ($1.00) until the shares of common stock are listed on a national securities exchange or quoted on the OTCQX or OTCQB, at which time they may be sold at prevailing market prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Shareholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, each Selling Shareholder may transfer the shares of Common Stock by other means not described in this prospectus. If a Selling Shareholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Company is not aware of any agreements, arrangements or understandings between any of the Selling Shareholders and any broker dealers. In connection with sales of the shares of Common Stock or otherwise, a Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. Each Selling Shareholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales under Regulation M promulgated under the Securities Exchange Act of 1934, as amended. As of the date of this prospectus, we are not aware of any short position in the shares of our Common Stock held by the Selling Shareholders. Each Selling Shareholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

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Each Selling Shareholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. Each Selling Shareholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, each Selling Shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be approximately $35,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF THE SECURITIES TO BE REGISTERED

The following description of our capital stock is a summary only and is qualified by reference to our Articles of Incorporation included as Exhibit 3.1, and each of the subsequent amendments thereto, included as Exhibits 3.2 and 3.3 and our Bylaws, as amended, included as Exhibit 3.4, in each case to the Registration Statement on Form S-1 to which this prospectus forms a part.

General

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, with a par value of $0.01 per share, and 25,000,000 shares of Preferred Stock, with a par value of $0.1 per share. As of the date of this prospectus, there were 352,237,035 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The Company’s Certificate of Incorporation, as amended, authorizes us to issue an aggregate of 1,000,000,000 shares of Common Stock. All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. Holders of Common Stock do not have cumulative voting rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no applicable redemption provisions.

Transfer Agent

The transfer agent for our common stock is Mountain Share Transfer LLC, 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is no “established trading market” for our shares of Common Stock. Since May 25, 2022, our common stock has been quoted on the OTC Pink Market under the ticker symbol “AWCA”. There can be no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. Prior to May 25, 2022, our common stock was quoted on the OTC Pink Market under the symbol “ASZP”.

The following table shows the high and low bid prices of our common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions, and may not represent actual transactions.

The last reported closing price of our Common Stock was $0.85 on April 1, 2024.

Quarter Ended	High	Low
June 30, 2024 (through April 1, 2024)	$0.85	$0.85
March 31, 2024	$0.94	$0.18
December 31, 2023	$0.45	$0.1670
September 30, 2023	$0.51	$0.1075

June 30, 2023	$0.51	$0.2537
March 31, 2023	$0.51	$0.1001
December 31, 2022	$0.41	$0.085
September 30, 2022	$0.4499	$0.1503

June 30, 2022	$0.4499	$0.15
March 31, 2022	$0.64	$0.15
December 31, 2021	$0.315	$0.055
September 30, 2021	$0.2	$0.001

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Holders

As of April 1, 2024, there were approximately 210 shareholders of record for our common stock. The number of shareholders does not include beneficial owners holding shares through nominee names.

Shares Eligible for Future Sale

As of the date of this prospectus, there are 352,237,035 shares of common stock issued and outstanding, of which an aggregate of 320,911,921 shares are owned by our directors and executive officer or their affiliates.

Almost all of our outstanding shares of common stock are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully paid and held for more than 6 months; provided that one year has elapsed since we filed “Form 10 information” with the Securities and Exchange Commission. While affiliates of the Company are subject to certain limits in the amount of restricted securities, they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be an effect on the market price of the Company’s securities.

Dividend Policy

We have never declared or paid any cash dividend. We do not anticipate that we will declare or pay any dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board deems relevant.

Penny Stock Regulation

Shares of our common stock have been and will likely continue to be subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ or NYSE system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

●	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

●	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;

●	a toll-free telephone number for inquiries on disciplinary actions;

●	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

●	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

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Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Ruskin Moscou Faltischek, P.C. or its various principals and/or affiliates, own an aggregate of 97,749 shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited and unaudited financial statements and related notes thereto included elsewhere in this prospectus commencing on page F-1.

Overview

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

The Company seeks to own and grow a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. The Company intends to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. We have currently identified five properties in Belize, all of which are expected to constitute our initial real estate portfolio. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Casamora Awaysis Assets”), pursuant to our previously announced series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s common stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company expects to rebrand the Casamora Awaysis Asset, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country.

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Revenues

As of December 31, 2023, our limited revenue consists primarily of monthly rental income of villas and commission from the sale of real property.

Sales and Marketing Expenses

Our sales and marketing expenses consist primarily of salaries, commissions and other personnel-related expenses, which may include share-based compensation, for employees engaged in sales, marketing and support of our products and services, promotional and public relations expenses and management and administration expenses in support of sales and marketing.

General and Administrative Expenses

Our general and administrative costs include payroll, employee benefits, and other personnel-related costs, which include share-based compensation, associated with administrative and support staff, as well as legal and accounting costs, insurance costs, and other administrative fees.

Employee Stock Option Grants

The grant date fair values of employee stock options granted in the years ended June 30, 2023 and 2022 were estimated using the Black-Scholes valuation model with the following:

	For the Years Ended June 30,
	2023	2022
Expected volatility	1630.0%	1884.0%
Risk-free interest	3.81%	2.98%
Dividend yield	-%	-%
Expected terms (years)	8.42	9.42

Results of Operations

We commenced activities and started to incur material costs in the second half of the fiscal year ended June 30, 2022, as a result of our change in control transaction in November 2021 and commencement in February 2022 of our business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations. Our business strategy continued throughout the fiscal year ended June 30, 2023, showing substantial growth in operating expenses in preparation for expected future growth in revenue.

During the six month period ended December 31, 2023, our operations and activities increased significantly.

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities. We recently commenced rentals of a few “rental ready” units and expect increasing sales to also generate cash flow for working capital.

Fiscal Years Ended June 30, 2023 and June 30, 2022

Revenues

We recognized revenue of $107,760 and $-0- during the fiscal years ended June 30, 2023 and 2022, respectively. Revenue generated during fiscal year 2023 consisted of a few months’ worth of a monthly rental of two units and commissions from a property sale. Fiscal year 2022 had no revenue generating activities during this period.

Sales and Marketing Expenses

During the fiscal years ended June 30, 2023 and 2022, we incurred sales and marketing expenses of $91,319 and $49,269, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses and management and administration expenses in support of sales and marketing.

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General and Administrative Expenses

During the fiscal years ended June 30, 2023 and 2022, we incurred general and administrative expenses of $4,312,499 and $190,582, respectively, consisting of audit and accounting fees, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company-related expenses and transitioning from being a shell company to an operating company under its new management.

Operating Loss

During the fiscal years ended June 30, 2023 and 2022, we recognized operating losses of $(4,296,058) and $(239,851), respectively. These losses were primarily attributable to increased operating expenses related to salaries due to the Company transitioning from being a shell company to an operating company under its new management and brand.

Other Income (Expenses)

During the fiscal years ended June 30, 2023 and 2022, we incurred interest expenses of $612 and $0, respectively, consisting of a gain on foreign exchange transaction and interest earned.

Net Loss

During the fiscal years ended June 30, 2023 and 2022, we recognized net losses of $(4,295,446) and $(239,851), respectively. These losses were primarily attributable to accounting, marketing, legal, filing fees and transfer agent fees to sustaining the corporate existence of the Company and public company related expenses, and transitioning from being a shell company to an operating company under its new management and brand.

Three Months Ended December 31, 2023, as Compared to December 31, 2022

Revenues

We recognized revenue of $27,100 and $43,760 during the three months ended December 31, 2023 and 2022, respectively. As development progresses at our Casamora Awaysis development, a few units were placed into the rental pool allowing for rental revenue operations to commence.

Sales and Marketing Expenses

During the three months ended December 31, 2023 and 2022, we incurred sales and marketing expenses of $25,015 and $26,783, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses, fundraising costs, investor relations, and administration expenses in support of sales and marketing.

Our planned marketing and sales activities are expected to be based on targeted direct marketing and a highly personalized sales approach. We intend to use targeted direct marketing to reach potential purchasers of units or sell through a licensed distribution network of both in-market and off-site sales centers. Our products are expected to be marketed for sale or rent globally.

General and Administrative Expenses

During the three months ended December 31, 2023 and 2022, we incurred general and administrative expenses of $630,365 and $1,887,067, respectively, consisting of audit and accounting fees, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company-related expenses. The decrease is primarily due to a decrease in salaries and professional fees, while focusing on raising funds and transitioning from being a shell company to an operating company under its current management.

Operating Loss and Net Loss

During the three months ended December 31, 2023 and 2022, we recognized net losses and operating losses of $(628,280) and $(1,870,090), respectively. These losses were primarily attributable to the Company transitioning from being a shell company to an operating company under its current management and brand along with the deployment of its sales, marketing, and acquisition initiatives.

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Six Months Ended December 31, 2023, as Compared to December 31, 2022

Revenues

We recognized revenue of $33,900 and $43,760 during the six months ended December 31, 2023, and 2022, respectively. As development progresses at our Casamora Awaysis development, a few units have been placed into the rental pool allowing for rental revenue operations to commence and real estate commissions income have increased.

Sales and Marketing Expenses

During the six months ended December 31, 2023, and 2022, we incurred sales and marketing expenses of $28,036 and $94,295, respectively, consisting of marketing and support of our products and services, promotional and public relations expenses, fundraising costs, investor relations, and administration expenses in support of sales and marketing. The decrease is primarily due to a greater focus on marketing and advertising in the prior period as the Company transitioned from being a shell company to an operating company under its current management.

Our planned marketing and sales activities are expected to be based on targeted direct marketing and a highly personalized sales approach. We intend to use targeted direct marketing to reach potential purchasers of units or sell through a licensed distribution network of both in-market and off-site sales centers. Our products are expected to be marketed for sale or rent globally.

General and Administrative Expenses

During the six months ended December 31, 2023, and 2022, we incurred general and administrative expenses of $4,165,972 and $2,218,211, respectively, consisting of audit and accounting fees, travel and entertainment, payroll and employee benefits, legal fees, filing fees and transfer agent fees, all relating to both sustaining the corporate existence of the Company and public company-related expenses. The increase is primarily due to transitioning from being a shell company to an operating company under its current management, as well as the payment of an aggregate of $2 million in bonus shares to certain of our executive officers that was accounted for in fiscal 2023.

Operating Loss

During the six months ended December 31, 2023, and 2022, we recognized operating losses of $(4,160,108) and $(2,268,746), respectively. These losses were primarily attributable to the Company transitioning from being a shell company to an operating company under its current management and brand along with the deployment of its sales, marketing, and acquisition initiatives.

Liquidity and Capital Resources

As of December 31, 2023, we had cash of $12,173 and had a positive working capital of $2,089,958, which was mainly from the issuance of shares for real estate inventory and the sale of shares from our private placement of common stock. We do not have sufficient cash or commitments for funding to satisfy our basic operations for at least 12 months, and expect the anticipated cost of development of our first properties to come from pre-sales, investors subscriptions, advances from our principal shareholders and not cash-on-hand. We will need to raise additional cash to satisfy both our short and long-term requirements.

Historically, our principal shareholder has advanced funds on our behalf as we have required for the Company to become, and remain, a fully reporting public company while seeking to create value for shareholders by pursuing our business plan to reinvent the Company as a real estate management and hospitality company. The shareholder has indicated its intention to continue to do so; provided, however, that such intentions do not represent a binding commitment by the principal shareholder and there is no guarantee that our principal shareholder will be able to provide the funding necessary to achieve this objective. To date, our principal shareholder has advanced an aggregate of approximately $668,000 on behalf of the Company to cover certain of the Company’s expenses. Neither the shareholder nor the Company have entered into any agreement with respect to the terms and conditions of such advances, including any repayment terms, although we expect to do so.

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If we are unable to obtain the necessary funding from our principal shareholder, we anticipate facing major challenges in raising the necessary funding to affect our business plan. Raising debt or equity funding for small publicly quoted, penny stock companies is extremely challenging. We can provide no assurance that financing will be available in the amounts it needs or on terms acceptable to it, if at all. If we are not able to secure adequate additional working capital when it becomes needed, we may be required to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or suspend or curtail planned acquisitions and developments. Any of these actions could materially harm our planned business.

Our plan for satisfying our cash requirements and to remain operational or to further expand our asset base is through the sale of shares of our capital stock to third parties. While we are exploring ways to raise capital in the short term, including through our retained investment bankers, we cannot assure you we will be successful in raising any or all of such capital and in meeting our working capital needs. Through December 31, 2023, we have raised an aggregate of $1,918,000 in a private placement and can give no assurance that we will be successful in raising any other funds being sought. The capital raises from issuances of equity securities could result in additional dilution to our shareholders. In addition, to the extent we determine to incur indebtedness, our incurrence of debt could result in debt service obligations and operating and financing covenants that would restrict our operations.

The following table provides a summary of the net cash flow activity for each of the periods set forth below:

	Year ended June 30,
	2023	2022
Cash used in operating activities	$(257,255)	$(157,645)
Cash provided by investing activities	(29,631)	(22,145)
Cash provided by financing activities	(195,000)	661,755
Change in cash	$(481,886)	$481,965

	Six months ended December 31,
	2023	2022
Cash used in operating activities	$(494,283)	$(388,792)
Cash provided by investing activities	1,849	(23,388)
Cash provided by financing activities	504,528	(69,785)
Change in cash	$12,173	$(481,965)

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities for the fiscal years ended June 30, 2023 or 2022. Net cash flows used in operating activities were $(257,255) and $(157,645) for the fiscal years ended June 30, 2023 and 2022, respectively.

Net cash flows used in operating activities were $(494,283) and $(388,792) for the six months ended December 31, 2023 and 2022, respectively. The net cash used in operations primarily consisted of the selling, marketing, and general expenses that resulted from the Company recently going operational.

Cash Flows from Investing Activities

During the fiscal years ended June 30, 2023 and 2022, net cash flow used for investing activities was $(29,631) and $(22,145), respectively.

During the six months ended December 31, 2023 and 2022, net cash flow used for investing activities was $1,849 and $(23,388) respectively. This primarily consisted of the purchase of machinery and equipment related to the development of our properties in the prior period. We have had no such purchases during the six months ending December 31, 2023.

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Cash Flows from Financing Activities

In 2021, we financed our operations primarily by way of advances from notes payable from a former director and former majority shareholder, and in 2022 through June 30, 2023, we have financed our operations by way of advances from our current majority shareholders, issuance of shares and debt for real estate inventory, in addition to cash raised from the private placement offering. The Company offered up to $25 million worth of restricted shares of common stock to a limited number of accredited investors, at a price per share of $1.00, of which approximately $1.9 million was raised.

For the fiscal years ended June 30, 2023 and 2022, net cash from financing activities was $(195,000) and $661,755, respectively.

For the six months ended December 31, 2023 and 2022, net cash from financing activities was $504,528 and $(69,785), respectively, which primarily consisted of payroll for its officers, advances, payment towards a note payable, and issuance of stock for services provided.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan to become a real estate and hospitality company. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Critical Accounting Policies

The Company applies judgment and estimates that may have material effect in the eventual outcome of assets, liabilities, revenues and expenses, accounts receivable, inventory and goodwill. The following explains the basis and the procedure where judgment and estimates are applied.

Inventories

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. In addition, an allocation of depreciation and amortization is included in cost of goods sold. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2023 and 2022, a net loss and net cash used in operating activities for the reporting periods then ended. As of December 31, 2023, we had cash in the amount of $12,173 and has a subscription pending funding in the amount of $943,000 which has not yet been collected. During the six months ended December 31, 2023, the Company had collected $0 from executed subscriptions and $0 from its principal shareholder.

The Company has commenced operations and is seeking to generate sufficient revenue that, with the funding of offering subscriptions (if and when funded) would support its current basic operations for at least the next 12 months; however, the subscriptions have not been paid as of the date of this prospectus and the Company’s cash position is currently not sufficient to support the Company’s long-term strategy. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue to further develop its first properties through presales, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue through presales or otherwise, and its ability to raise additional funds (including collecting pending offering subscriptions). These conditions, in the aggregate, raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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BUSINESS

We are a real estate management and hospitality company focused on acquisition, redevelopment, sales, and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

Increased global trends towards “work from home” opportunities has impacted both residency and travel. We believe that more people are seeking comfortable and convenient places to travel, visit, and live for extended durations. We seek to capitalize on these trends by transforming residential/resort properties in desirable locations into convenient enclaves that facilitate this type of travel or residency. We define an enclave as a gated community that has all the amenities that will allow a person to live, work and play without having to leave the community.

At least initially, our target acquisitions are resorts that have not been completed nor have a prior operational history. As such we intend to purchase the real estate and finish the development, then we would sell the finished units and put them in a rental pool that we would manage.

We seek to own and grow a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

We are a licensed real estate corporation in the State of Florida and maintain compliance with the Florida Real Estate Commission, the entity that regulates companies providing real estate services such as rentals, management, and sales. Additionally, our business is subject to federal, state, local and foreign laws, rules, and regulations that may vary depending on the geographical location and classification of our individual properties. Hospitality operations are also subject to compliance with the U.S. Americans with Disabilities Act and other laws and regulations relating to accessibility, and to laws, regulations and standards in other areas such as zoning and land use, licensing, permitting and registrations, safety, environmental and other property condition matters, staffing and employee training, and cleanliness/sanitation protocols.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. The Company intends to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. We have currently identified five properties in Belize, all of which are expected to constitute our initial real estate portfolio. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Casamora Awaysis Assets”), pursuant to our previously announced series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s common stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company expects to rebrand the Casamora Awaysis Asset, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country.

The Casamora Awaysis Assets is in San Pedro, Belize, minutes away from the town core and is a 22 unit property, representing 45,206 square feet, and is expected to feature a wellness spa and fitness facility, restaurant, executive remote work center, private rooftop lounge, lap pool, beach bar, and waterfront esplanade. It consists of the following:

●	A rectangular shaped parcel with 100.0 feet of street frontage containing a 9,100 sq. ft. two story reinforced concrete building, with 2,173 sq. ft. of basement, a 1,600 sq. ft. porch/deck and a 3,062 sq. ft. terrace. The plan for this building is to have: (a) on the ground floor, a state-of-the-art fitness facility and wellness spa; (b) on the second floor, an executive conference center, a Yoga/Pilates studio with individual massage rooms associated with a planned wellness spa, and access to the porch/deck; and (c) on the third floor, a members-only roof-top patio and lounge. The project is targeted for completion by June 2025.

●	A rectangular shaped parcel with 100.0 ft. of frontage on the beach reserve and the Caribbean Sea having a total square footage of 13,590 sq. ft. The lot is elevated, sandy, has a reinforced concrete sea wall and currently contains two double-story concrete buildings. The northernmost building has four 1-bedroom, 1-bath units, each with a living room, kitchen, and covered porches. The southernmost building has two 1-bedroom, 1 bath units, each with a living room and kitchen on the ground floor and one 3-bedroom, 2-bath unfinished unit on the second floor, each with their own covered porches. Currently these existing units, while pending renovations, are available to be rented and generate hospitality revenues. The plan is to eventually renovate all these units into more modern, luxury boutique waterfront villas. This project is targeted for completion by June 2024.

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●	3,825 sq. ft. of raw open land with 105 feet of street frontage. Currently there is a main single-level concrete building having dimensions of 14.0 ft. by 14.0 ft. and consisting of a reinforced concrete foundation and reinforced concrete floors. In addition, there is a wooden bar open area with shade, having dimensions of 14.0 ft. by 16.0 ft., as well a single-level wooden structure having dimensions of 16.0 ft. by 24.0 ft. plus a 10 ft. by 24 ft. front shade that are currently rented by third-party proprietors contributing to the hospitality revenues. The planned use for this land is expected to serve both the patio extension and parking area for a planned ground floor café.

●	1,717.83 sq. ft. of elevated land containing a three-story concrete building having dimensions of approximately 31.0 ft. by 41.0 ft. plus covered concrete porches on each floor of approximately 15.0 ft. by 18 ft. The ground floor unit is approximately 80% complete and we have executed a letter of intent from a real estate brokerage firm to lease unit as a sales office. The second-floor unit is under renovations and is currently planned for residential use as a 2 bedroom, 2 bath unit. The penthouse unit is a 3-bedroom, 2-bath that we currently plan to remodel with a dining room, living room, kitchen and small balcony facing the ocean. There is also an open-air patio situated above the covered patio of the penthouse which provides sweeping views of the ocean as well as sunset views over the lagoon side. This is targeted to be completed by June 2024.

●	A four-story condominium complex that sits atop 20,995 sq. ft. of oceanfront land and comprises twenty individual 2 bedroom, 2 bathroom ocean view condo suites of which twelve are owned by Awaysis. Our units are being fully renovated and targeted for completion by the end of 2024. Of the remaining eight units that are owned by third-parties, five units are still being renovated while the other three are fully furnished and under rental agreements and Home Owner’s Association (HOA) management agreements with their owners to generate hospitality revenues. The twelve units owned by Awaysis are further described below:

○	Two 1,380 sq. ft. ground floor units including a covered balcony/porch, the plan of which is to renovate each into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The units have an unobstructed view of the ocean and overlook the pool and main ground garden landscape.

○	Two 1,455 sq. ft. ground floor units including a covered balcony/porch, the plan of which is to renovate each into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The units have an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.

○	A 1,380 sq. ft. second floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.

○	Three 1,455 sq. ft. second floor units including a covered balcony/porch, the plan of which is to renovate each into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The units have an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.

○	Three 1,455 sq. ft. third floor units including a covered balcony/porch, the plan of which is to renovate each into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The units have an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.

○	A 1,380 sq. ft. third floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape

History

The Company was formed in Delaware on September 29, 2008, under the name ASPI, Inc (“ASPI”).

On April 25, 2012, ASPI filed an amendment to its Certificate of Incorporation to change its name from ASPI, Inc. to JV Group, Inc. and to increase the number of its authorized common shares from One Hundred Million (100,000,000) shares to One Billion (1,000,000,000) shares.

From its formation on September 28, 2008, through September 7, 2011, the Company was a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of common stock to create value for the Company’s shareholders.

From September 8, 2011, through October 2015, through the Company’s wholly owned subsidiary, Prestige Prime Office, Limited (“Prestige”), a Hong Kong Special Administrative Region Corporation, the Company operated as a serviced office provider in the Far East. Prestige ceased serviced office provider operations in October 2015, and effective September 30, 2017, the Company disposed of Prestige and its assets and liabilities.

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As of November 23, 2021, Michael A. Littman ATTY, Defined Benefit Plan, MAL as trustee, an affiliate of Michael A. Littman, the then secretary and a director of the Company and the owner of 98,108,000 shares of the Company’s common stock representing approximately 99.2% of the Company’s issued and outstanding common stock, sold 98,008,000 shares to Harthorne Capital Inc., a Delaware corporation (“Harthorne”), for aggregate consideration of $500,000, or approximately $0.0051 per share. This transaction was deemed a change of control, and effective as of November 23, 2021, (a) Calvin D. Smiley, Sr., the Company’s Chief Executive Officer and President, resigned from all officer and employment positions with the Company and its subsidiaries, (b) Michael A. Littman resigned from all officer and employment positions with the Company and its subsidiaries, (c) Michael Singh was appointed Chief Executive Officer, (d) Dr. Andrew Trumbach was appointed President, Chief Financial Officer, Secretary and Treasurer and (e) Lisa Marie Iannitelli was appointed Executive Vice President, Director-Investor Relations.

Contemporaneously, the size of the Board of Directors of the Company was increased from three directors to six directors. Michael Singh was appointed as Chairman of the Board and Dr. Andrew Trumbach and Lisa Marie Iannitelli were each appointed as a director, filling the vacancies on the Board resulting from the increase to the size of the Board.

Effective as of January 7, 2022, Messrs. Littman, Smiley and Green each resigned as directors of the Company. Subsequently, Tyler A Trumbach, Dr. Claude Stuart and Dr. Narendra Kini were appointed to the Board to fill the vacancies resulting from such January 7, 2022 resignations.

In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations.

On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

Our principal executive offices are located at 3400 Lakeside Drive, Suite 100, Miramar, Florida 33027. Our main telephone number is (855) 795-3311. Our website is www.awaysisgroup.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus.

Our Planned Business

Our planned business is expected to include real estate development and sales, hospitality rentals, resort operations and club management. Revenues are expected to come from:

●	selling our own developed resort inventory that includes condominiums, single family homes, and villas;

●	providing management services to our branded resorts under HOA management agreements; and

●	manage short-term unit rentals of sold and unsold inventory at the resorts we own or manage.

The Casamora Awaysis development, our first property, has started its hospitality operations and has commenced sales operations on or about June 1, 2023.

As of April 1, 2024, Awaysis has a total of six units available for rent. Four of these units consist of Company owned villas. The Company maintains a rental agreement with the owners of the other two units, both of which are a part of the Company’s rental pool. Awaysis has also entered into a one-year lease agreement, effective April 1, 2024 on a three bedroom condominium located in the commercial building adjacent to the Casamora Resort Property. This unit has been listed for sale.

As of April 1, 2024, we estimate approximately $3,000,000 in construction cost projections for the remaining portions of the property. As development progresses, and more units are expected to become rentable, we expect an increased in hospitality revenues over the next couple months.

Inventory and Development Activities

We intend to acquire real estate assets to develop into resorts, starting in Belize and then expand into other resort markets as funds allow, including building additional phases at existing resorts, including re-acquiring inventory from owners in default and in the open market and sourcing other real estate assets from third parties.

Our development activities involving the acquisition of real estate are expected to be followed by construction or renovation to create integrated resorts under the “Awaysis” banner and brand. These development activities, and the related management of construction activities, are expected to be performed by us as developers and under a cost plus construction contract with R&R Construction Company Limited or other construction companies. The development and construction of the resorts require a large upfront investment of capital and can take several years to complete in the case of a ground-up or partially completed project.

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Marketing and Sales Activities

Our planned marketing and sales activities are expected to be based on targeted direct marketing and a highly personalized sales approach. We intend to use targeted direct marketing to reach potential purchasers of units or sell through a licensed distribution network of both in-market and off-site sales centers. Our products are expected to be marketed for sale or rent globally. We intend to offer owner financing up to 50% of the price of the units. In its current form, the offering of owner financing allows a buyer to pay a minimum of 50% of the purchase price at closing. The remaining balance is to be paid off by giving a mortgage to Awaysis that is registered on title at an interest rate that is slightly higher than commercially available interest rates and amortized over five, ten or twenty-five years where the buyer agrees to make monthly payments to Awaysis until the term is complete and the balance is paid in full.

Resort Management Activities

Resort Management

For each resort property we acquire and develop, we intend for Awaysis Capital, LLC, our management company subsidiary, to enter into a management agreement. The management company is expected to ensure that the resorts are well-maintained and financially stable, and the services provided are expected to include day-to-day operations of the resort, maintenance of the resort, preparation of reports, budgets and projections and employee training and oversight. The management agreements are expected to provide for a cost-plus management fee, which means we would generally earn a fee over and above the cost to operate the applicable resort. As a result, the management fees we expect to earn would be predictable, unlike traditional revenue-based hotel management fees, and our management fees generally would be unaffected by changes in rental rate or occupancy. We also expect to be reimbursed for the costs incurred to perform our management services, principally related to personnel providing on-site services.

Rental of Available Inventory

We intend to rent unsold inventory at our resorts as well as to rent inventory that is sold on behalf of the owners. By using our websites and other direct booking channels to rent available inventory, we intend to be able to reach potential new customers and introduce them to our resorts. Inventory rentals would allow us to utilize otherwise unoccupied inventory to generate additional revenues and provision of ancillary services. We expect that we will earn a fee from rentals of third-party inventory. Additionally, we intend to provide ancillary offerings including food and beverage, retail, and spa offerings at our planned resorts.

Competition

The resort and hotel industry are highly competitive and comprised of several national and regional companies that develop, finance and operate resorts and hotels.

Our planned business will compete with other entities engaged in the leisure and vacation industry, including resorts, hotels, cruises, and other accommodation alternatives, such as condominium and single-family home rentals. We also intend to compete with home and apartment sharing services that operate websites that market available privately-owned residential properties that can be rented on a nightly, weekly, or monthly basis. In certain markets, we may compete with timeshare operators, and it is possible that other potential competitors may develop properties near our resort locations once acquired, developed, and marketed.

Our planned business will compete with the virtually thousands of other hotels, resorts and timeshare operators vying for vacation travelers, in all cases based principally on location, quality of accommodations, price, service levels and amenities, financing terms, quality of service, terms of property use, reservation systems, flexibility, as well as brand name recognition and reputation. We also compete for property acquisitions and partnerships with entities that have similar investment and development objectives to us.

We believe that, in the competitive industry in which we intend to operate, trademarks, service marks, trade names and logos are very important to the marketing and sales of products. While we have trademarked the name and logo “Awaysis”, which we believe is compelling, it is a new brand and there are many other trademarks, service marks, trade names and logos that have much greater brand identification.

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There is also significant competition for talent at all levels within the industry, especially in sales and management.

Seasonality and Cyclicality

We expect to experience seasonality in the rental segment of our planned business, with stronger revenue generation during traditional vacation periods for those expected locations. Our business of selling units may be moderately cyclical as the demand for vacation units for sale is affected by the availability and cost of financing for purchasers, as well as general economic conditions and the relative health of the travel industry.

Government Regulation

Our proposed business is subject to various international, national, federal, state, and local laws, regulations and policies in jurisdictions in which we intend to operate. Some laws, regulations and policies would impact multiple areas of our business, such as securities, anti-discrimination, anti-fraud, data protection and security and anti-corruption and bribery laws and regulations or government economic sanctions, including applicable regulations under the U.S. Treasury’s Office of Foreign Asset Control and the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA and similar anti-corruption and bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. Other laws, regulations and policies primarily affect one of our areas of business: real estate development activities; marketing and sales activities; financial services activities; and resort management activities. We will continue to be subject to applicable new legislation, rules and regulations that have been proposed, or may be proposed, by federal, state and local authorities relating to the origination, servicing and securitization of mortgage loans.

Real Estate Development Regulation

Our planned real estate development activities are regulated under a number of different statutes in the jurisdictions we intend to operate, including Belize. We would generally be subject to laws and regulations typically applicable to real estate development, subdivision, and construction activities, such as laws relating to zoning, land use restrictions, environmental regulation, accessibility, title transfers, title insurance and taxation. In Belize, these include the equivalent to the U.S. Americans with Disabilities Act and the Accessibility Guidelines promulgated thereunder. In addition, we may be subject to laws in some jurisdictions that impose liability on property developers for construction defects discovered or repairs made by future owners of property developed by the developer.

Marketing and Sales Regulation

Our marketing and sales activities are expected to be highly regulated. A wide variety of laws and regulations govern our marketing and sales activities, including regulations implementing the USA PATRIOT Act, Foreign Investment In Real Property Tax Act, the Federal Interstate Land Sales Full Disclosure Act and fair housing statutes, U.S. Federal Trade Commission (“FTC”) and state “Little FTC Act” and other regulations governing unfair, deceptive or abusive acts or practices including unfair or deceptive trade practices and unfair competition, state attorney general regulations, anti-fraud laws, prize, gift and sweepstakes laws, real estate, title agency or insurance and other licensing or registration laws and regulations, anti-money laundering, consumer information privacy and security, breach notification, information sharing and telemarketing laws, home solicitation sales laws, tour operator laws, lodging certificate and seller of travel laws and other consumer protection laws.

We expect that we must obtain the approval of numerous governmental authorities for our planned marketing and sales activities. Changes in circumstances or applicable law may necessitate the application for or modification of existing approvals.

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Resort Management Regulation

Our planned resort management activities are expected to be subject to laws and regulations regarding community association management, public lodging, food and beverage services, liquor licensing, labor, employment, health care, health and safety, accessibility, discrimination, immigration, gaming, and the environment (including climate change).

Environmental Matters

We expect to be subject to certain requirements and potential liabilities under various U.S. federal, state and local and foreign environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines, or other claims by third parties concerning environmental compliance or contamination. We expect to use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our planned facilities, and we expect to generate certain wastes in connection with our planned operations. We may, from time to time, be responsible for investigating and remediating contamination at some of our developed facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of wastes that we generate, including at locations where such wastes have been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management, construction, or renovation agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove, or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our planned properties.

Human Capital

Currently, we have four full-time employees, including our executives. We presently do not have pension, health, annuity or, insurance; however, we intend to adopt some or all of such employee benefits in the future. There are presently no personal benefits available to any officers, directors, or employees. Our employees are all based in the United States, at our office located in Miramar, Florida. These employees oversee day-to-day operations of the Company. As required, we also engage consultants to provide services to the Company both in the U.S. and Belize, including real estate, regulatory, legal and corporate services. We are subject to labor laws and regulations that apply to our locations in the U.S. and Belize. These laws and regulations principally concern matters such as pensions, paid annual vacation, paid sick days, length of the workday and work week, minimum wages, overtime pay, insurance for work-related accidents, severance pay and other conditions of employment. We have no unionized employees.

We believe we are able to attract and retain top talent by creating a culture that challenges and engages our employees, offering them opportunities to learn, grow and achieve their career goals.

We believe that we provide competitive compensation for our employees. We may also offer annual bonuses and stock-based compensation for eligible employees.

We aim to provide our employees with advanced professional and development skills, so that they can perform effectively in their roles and build their capabilities and career prospects for the future.

We strive to encourage a diversity of views and to create an equal opportunity workplace.

PROPERTIES

Our principal executive office is located at 3400 Lakeside Drive, Suite 100, Miramar, Florida, pursuant to a 62 month lease that commenced at or around September 1, 2022. This facility, consisting of 2,349 square feet, is expected to provide the space and infrastructure necessary to accommodate our present operations, based on our current business plan. The annual rent for the first lease year is approximately $86,000, with future lease years subject to escalation clauses.

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As of September 30, 2023, we own the Casamora Resort Assets, which are still under development.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We were not currently a party or subject to any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

MANAGEMENT

Board of Directors

The following table lists the names, ages and positions of the individuals who serve as directors of the Company:

Name	Age	Titles
Michael Singh	57	Chairman, Chief Executive Officer, and Director
Dr. Andrew E. Trumbach	62	President, Chief Financial Officer, and Director
Lisa-Marie Iannitelli	46	Executive Vice President, Investor Relations, and Director
Dr. Claude Stuart	62	Director
Dr. Narendra Kini	61	Director
Tyler Trumbach	33	Chief Legal Counsel and Director

Michael Singh, Chairman, Chief Executive Officer and Director. Mr. Singh has been the Company’s Chief Executive Officer and a member of the Company’s Board of Directors since November 23, 2021. Mr. Singh is the founder and CEO of BTALCO Limited for over 20 years, and which is a leading logistics provider in Belize. Mr. Singh is also the managing partner for Island Club Resorts Ltd since June 2002 and has successfully developed, operated and sold the Belize Yacht Club, a major condominium development in San Pedro, Ambergris Caye, which consists of approximately 80 luxury units. Mr. Singh is also, since February 2016, the founder and Managing Partner of Century 21 Belize, a leading provider of real estate sales services in Belize. Mr. Singh holds a degree in Finance and International Business from Loyola University in New Orleans. At various times, he has served in the capacity of CEO for the Ministry of Tourism, Civil Aviation and Culture, and CEO of the Ministry of Trade and Investments, in Belize. Mr. Singh has extensive experience in a variety of successful Belize-based ventures.

Mr. Singh is an Executive Director of Harthorne Capital, Inc.

The Company believes that Mr. Singh is qualified to serve as an executive officer of the Company and as a member of the Board of Directors due to his extensive business experience.

Dr. Andrew E. Trumbach, President, Chief Financial Officer, and Director. Dr. Trumbach has been a member of the Company’s Board of Directors and President since November 23, 2021. Dr. Trumbach previously served as the Chief Financial Officer of the Company until his resignation on August 15, 2022, and has since been reappointed as Chief Financial Officer in September 2023. Since 1992, Dr. Trumbach has been a consultant providing tax, accounting and financial analysis services and accounting information systems solutions to middle market companies and family-owned businesses. From 2008 to 2014, Dr. Trumbach was a part-time Professor at Nova Southeastern University, H. Wayne Huizenga School of Business and Entrepreneurship, where he taught classes on accounting, financial management, cost accounting, and accounting information systems. He has been the part-time Chief Financial Officer of Omnia Wellness Inc. (OTCQB:OMWS) since March 2021. He was the EVP/CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution businesses operating worldwide. The company acquired and managed affiliated companies that included over 45 retail stores and a duty-free company operating airline, cruise, and retail duty free and duty paid concessions located in cruise, airport, and border locations worldwide. Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family-owned holding and investment company that included a portfolio that consisted of commercial, industrial, and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and funeral homes. Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both the Caribbean and the United States. Dr. Trumbach is currently the owner of Writeup Express, Inc. and Ajuni Properties Inc. In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

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Dr. Trumbach is the President, CFO and an Executive Director of Harthorne Capital, Inc.

The Company believes that Dr. Trumbach is qualified to serve as an executive officer of the Company and as a member of the Board of Directors due to his extensive business and financial experience, including acting as executive officers and directors of other public companies.

Lisa Marie Iannitelli, Executive Vice President, Investor Relations and Director. Ms. Iannitelli has been the Company’s Executive Vice President, Investor Relations and a member of the Company’s Board of Directors since November 23, 2021. Ms. Iannitelli has been the CEO and President of Wentworth Capital Markets Inc. since January 2017. Prior to that, from October 2010 to December 2018, Ms. Iannitelli was Director of Investor Relations & Business Development at The Delavaco Group. From March 2005 to August 2010, she was a Compliance Officer and then was an Investment Associate, at BMO Nesbitt Burns Inc. Ms. Iannitelli is an executive director of Harthorne Capital, Inc.

The Company believes that Ms. Iannitelli is qualified to serve as an executive officer of the Company and as a member of the Board of Directors due to her extensive investor relations experience and experience assisting real estate companies to go public.

Dr. Claude Stuart, Director. Dr. Stuart has been a member of the Company’s Board of Directors since February 17, 2022. Dr. Stuart is an Adjunct Assistant Professor of Mathematics at Farmingdale State College of the State University of New York, and an instructor for the New York City Department of Education for more than the past five years. He earned a Bachelor of Science in Economics from Rider University, a Juris Doctorate from Seton Hall University School of Law, a Master of Science in Mathematics from St. John’s University, and a Doctorate in Education Administration from Dowling College, New York. He is an attorney and is admitted to practice law in the New Jersey Supreme Court and Federal Court. He is also being called to the Bar in Belize. He is also a trustee of the New York Annual Conference of the United Methodist Church, a not-for-profit organization, a member of the Council of Finance and Administration, and a member of the Audit Committee and the Board of Camping and Retreat Ministries. He is the Vice-President and Treasurer of Friends Supporting the Anglican Diocese of Belize Inc., a not-for-profit organization registered in the State of New York. He is also the Northeast-Regional Director of Benjamin Banneker Association, an affiliate of The National Council of Teachers in Mathematics and a member of several research and professional organizations.

The Company believes that Dr. Stuart is qualified to serve as a member of the Board of Directors due to his experience as an attorney and his education.

Dr. Narendra M. Kini, Director. Dr. Kini has been a member of the Company’s Board of Directors since February 17, 2022. Dr. Kini has more than 25 years’ experience as a Chief Executive Officer, Chief Medical Officer, and an ER and Trauma doctor. Dr. Kini most recently served as the Chief Medical Officer of the State of Florida COVID-19 Infectious Disease Field Hospital System where he oversaw all clinical personnel for the 9-hospital system. In that role, Dr. Kini provided training and in-servicing, ran drills with clinical staff, ensured quality patient care, and provided guidance regarding necessary equipment and supplies to treat COVID-19 patients. Prior to that, from January 2008 until June 2019, Dr. Kini served as the Chief Executive Officer for Nicklaus Children’s Hospital (f/k/a Miami Children’s Hospital), providing management to the 26 facilities in the system and a 309-bed hospital with 3,000 employees and 700 plus physicians. He also provided ancillary and clinical operations leadership as the Chief Medical Officer for Trinity Health, a 45-hospital, $5 billion system. Dr. Kini also works as a consultant for innovation in digital health at KiniConsult, a company he founded in 2019. A graduate from University of Alabama and Medical College of Wisconsin, Dr. Kini has a Master of Science in Health Management to complement his Medical Doctorate degree.

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The Company believes that Dr. Kini is qualified to serve as a member of the Board of Directors due to his education and experience.

Tyler Trumbach, Chief Legal Counsel and Director. Mr. Trumbach has been the Company’s Chief Legal Counsel and a member of the Company’s Board of Directors since February 17, 2022. Mr. Trumbach is the sole owner and operator of The Law Offices of Tyler A. Trumbach P.A., a Florida based law firm. Mr. Trumbach is a member of the Florida and New York bars. He graduated in 2013 from Columbia University with a B.A. in Economics and History. He was involved in various political organizations and served two terms as President of the Columbia University College Republicans. After Columbia, Mr. Trumbach attended Fordham University School of Law where he obtained his J.D. While at law school, Tyler was a member of the Urban Law Journal where he wrote a note analyzing the effects of Dodd-Frank on the current mortgage marker. He was also a participant in the Fordham Criminal Defense Clinic where he represented low-income clients in the Manhattan Criminal Court with the guide of the clinic professors. He was employed as in-house legal counsel for Carolina Financial Securities LLC and since 2017, he has been the principal of the Law Offices of Tyler A. Trumbach, P.A.

Mr. Trumbach is the son of Dr. Andrew Trumbach, the Company’s President, Chief Financial Officer, and a director.

The Company believes that Mr. Trumbach is qualified to serve as an executive officer of the Company and as a member of the Board of Directors due to his education and experience as an attorney.

Executive Officers

The following are the names, ages and other information of our executive officers. All company officers have been appointed to serve until their successors are elected and qualified or until their earlier resignation or removal. Information regarding our executive officers, is set forth above under “Board of Directors.”

Name	Age	Titles
Michael Singh	57	Chairman, Chief Executive Officer, and Director
Dr. Andrew E. Trumbach	62	President, Chief Financial Officer, and Director
Lisa-Marie Iannitelli	46	Executive Vice President, Investor Relations and Director
Tyler Trumbach	33	Chief Legal Counsel and Director

Structure and Operation of the Board

Classified Board of Directors

Our Articles of Incorporation, as amended, provides for the Board of Directors to be divided into three classes serving staggered terms; although as of the date of this prospectus, the Board has not yet approved the designations of any of our directors as a particular class of directors, but intends to do so prior to the Company’s 2024 annual meeting of stockholders.

At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our Board of Directors until our second annual meeting of stockholders following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Committees of the Board of Directors

Presently, our Board of Directors maintains a standing Audit Committee that does not yet satisfy NYSE American’s definition of independence. The Company does not have a standing compensation or nominating committee. However, the full Board performs all of the functions of a standing compensation committee and nominating committee. The Board currently consists of six directors: Mr. Singh (Chairman), Dr. Trumbach, Ms. Iannitelli, Dr. Stuart, Dr. Kini and Mr. Trumbach. The following is a brief description of these functions of the Board:

Nomination of Directors

The Board does not currently have a standing nominating committee, and thus we do not have a nominating committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the nominating committee. The full Board currently has the responsibility of selecting individuals to be nominated for election to the Board. Board candidates are typically identified by existing directors or members of management. The Board will consider director candidates recommended by shareholders. Any such candidates will be evaluated on the same basis as other candidates being evaluated by the Board. Information with respect to such candidates should be sent to Awaysis Capital, Inc., 3400 Lakeside Drive, Suite 100, Miramar, FL 33027; c/o Chairman. The Board considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity.

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Audit Committee

Our recently formed Audit Committee consists of Dr. Trumbach, Dr. Stuart and Dr. Kini. The Board has determined that Dr. Stuart and Dr. Kini are independent; and Dr. Trumbach is an “audit committee financial expert” as defined in SEC rules, although he is not independent. The Audit Committee has not yet adopted acts pursuant to a written charter, but expects to do so.

The primary functions of the Audit Committee are to assist the Board in overseeing (i) the effectiveness of the Company’s accounting and financial reporting processes and internal controls and the audits of the Company’s financial statements, (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm, and (iii) the performance of the Company’s internal audit department or department or person(s) having the equivalent responsibility and functions.

Because the Company’s common stock is traded on the OTC Pink market, the Company is not subject to the listing requirements of any securities exchange regarding audit committee related matters.

Risk Oversight

The Board’s risk oversight is administered primarily through the following:

●	review and approval of an annual business plan;

●	review of a summary of risks and opportunities at meetings of the Board;

●	review of business developments, business plan implementation and financial results;

●	oversight of internal controls over financial reporting; and

●	review of employee compensation and its relationship to our business plans.

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether there should be a separate Non-Executive Chairman.

Compensation Committee Related Function

The Board does not currently have a standing compensation committee, and thus we do not have a compensation committee charter. Due to our small size and limited operations to date, the Board determined that it was appropriate for the entire Board to act as the compensation committee. The full Board currently has the responsibility for reviewing and establishing compensation for executive officers and making policy decisions concerning salaries and incentive compensation for executive officers of the Company.

The Company’s executive compensation program is administered by the Board, which determines the compensation of the executive officers of the Company. In reviewing the compensation of the individual executive officers, the Board intends to consider the recommendations of the executive officers, published compensation surveys and current market conditions.

Communication with Shareholders

Shareholders wishing to communicate with the Board can send an email to info@awaysiscapital.com or write or telephone to the Company’s corporate offices:

Awaysis Capital, Inc.

Chairman

3400 Lakeside Drive, Suite 100

Miramar, FL 33027

Telephone: (855) 795-3311

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Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

Executive Compensation

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal Position	Year(1)	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Michael Singh	2023	750,000	(2)	750,000	(3)	-	4,275,000	(4)	-	43,270	(5)	5,818,270
CEO & Chairman	2022	437,500	(6)	1,000,000	(7)	-	-		-	25,240	(5)	1,462,740

Dr. Andrew Trumbach	2023	750,000	(2)	750,000	(3)	-	4,275,000	(4)	-	43,270	(5)	5,818,270
President and Chief Financial Officer	2022	437,500	(6)	1,000,000	(8)	-	-		-	25,240	(5)	1,462,740

Lisa-Marie Iannitelli (9)	2023	-		-		-	-		-	-		-
Executive Vice President	2022	-		-		-	-		-	-		-

Tyler Trumbach (10)	2023	200,000	(10)	200,000	(10)	-	-		-	23,076	(4)	423,076
Chief Legal Counsel	2022	116,666	(11)	-		-	-		-	6,730	(4)	123,396

Amir Vasquez (12)	2023	118,750		-		-	-		-	-		118,750
Former Chief Financial Officer	2022	-		-		-	-		-	-		-

(1) “2023” represents the fiscal year ended June 30, 2023, and “2022” represents the fiscal year ended June 30, 2022.

(2) Salary for the 2023 fiscal year has been earned and accrued, but not yet paid.

(3) Bonus for the 2023 fiscal year has been earned and accrued, but not yet paid.

(4) Amounts shown do not reflect cash compensation actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate grant date fair values of the stock option awards made during the periods presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of stock option awards are set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(5) Represents the cash value of vacation time.

(6) $402,885 of such salary for the 2022 fiscal year has been earned and accrued, but not yet paid.

(7) Bonuses for the 2022 fiscal year were granted as restricted shares of Company common stock, in lieu of cash, equal in value to $1,000,000 and at an assumed per share value of the $0.01 par value of the shares. Of such bonus shares, 50,000,000 were issued during the 2023 fiscal year and 50,000,000 were issued in the 2024 fiscal year ending June 30, 2024.

(8) Bonuses for the 2022 fiscal year were granted as restricted shares of Company common stock, in lieu of cash, equal in value to $1,000,000 and at an assumed per share value of the $0.01 par value of the shares. Of such bonus shares, 50,000,000 were issued during the 2023 fiscal year and 50,000,000 were issued in the 2024 fiscal year ending June 30, 2024.

(9) Ms. Iannitelli was hired by the Company on November 23, 2021.

(10) Mr. Trumbach was hired by the Company as an employee on February 17, 2022. His salary and bonus for the 2023 fiscal year, other than $25,962, has been earned but not yet paid. Does not include payments in cash or shares made to The Law Offices of Tyler A. Trumbach, P.A. for services rendered to the Company, of which Mr. Trumbach is a principal.

(11) Salary for the 2022 fiscal year has been earned but not yet paid.

(12) Mr. Vasquez was hired as the Company’s Chief Financial Officer on August 15, 2022 and resigned from such role in or around September 2023.

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Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended June 30, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Michael Singh	11,250,000	-	$0.32	02/13/2033	25,000,000	$9,750,000	-	-
Andrew Trumbach	11,250,000	-	$0.32	02/13/2033	25,000,000	$9,750,000	-	-
Lisa-Marie Iannitelli	-	-	-	-	-	-	-	-
Tyler Trumbach	-	-	-	-	-	-	-	-
Amir Vasquez	-	-	-	-	-	-	-	-

Executive Employment Agreements

Michael Singh

Pursuant to Mr. Singh’s employment agreement (the “Singh Agreement”) with the Company, Mr. Singh will receive an annual base salary of $750,000 (the “Singh Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Singh Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Singh’s performance and that of the Company. The Singh Base Salary may be paid in shares of the Company’s common stock or cash depending on cash availability and as agreed to by the Company and Employee.

Mr. Singh was granted (a) restricted shares of Company common stock pursuant to a Restricted Stock Agreement (the “Singh Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Singh Restricted Stock”), which Singh Restricted Stock shall vest 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s common stock pursuant to a Stock Option Agreement (the “Singh Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Upon entering into the Singh Agreement, Additionally, Mr. Singh may earn an annual bonus of up to 100%-400% of Singh Base Salary, payable in cash or stock based on objectives and performance in the previous fiscal year.

Mr. Singh is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Singh Agreement.

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The Singh Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Singh Agreement. Upon termination for Cause, Mr. Singh will be provided with any unpaid, earned Singh Base Salary up to the date of termination.

The Singh Agreement may be terminated at any time without Cause, and provided that Mr. Singh executes a general release, the Company shall pay to Mr. Singh an amount equal to 12-months’ Singh Base Salary (the “Singh Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

Mr. Singh can terminate the Singh Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Singh Agreement, the Company shall pay to Mr. Singh the Singh Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Singh Severance in the event the Company elects to enforce the Singh Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Singh Agreement.

If Mr. Singh dies while employed under this Agreement, the Singh Agreement shall terminate immediately and the Company shall pay to his estate, any earned Singh Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Singh Agreement as a result of any mental or physical disability or illness which results in (a) Mr. Singh being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Mr. Singh being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Singh Base Salary, accrued vacation, if any, and certain benefits as set out in the Singh Agreement through the date of termination.

Dr. Andrew Trumbach

Pursuant to Dr. Trumbach’s employment agreement (the “Trumbach Agreement”) with the Company, Dr. Trumbach will receive an annual base salary of $750,000 (the “Trumbach Base Salary”), retroactive to December 1, 2021 which was the approximate date he commenced his employment relationship with the Company. The Trumbach Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Dr. Trumbach’s performance and that of the Company. The Trumbach Base Salary may be paid in shares of the Company’s common stock or cash depending on cash availability and as agreed to by the Company and Employee.

Dr. Trumbach was granted (a) restricted shares of Company common stock pursuant to a Restricted Stock Agreement (the “Trumbach Restricted Stock Agreement”) equal in value to $500,000 and at an assumed per share value of par value, or 50,000,000 shares (the “Trumbach Restricted Stock”), which Trumbach Restricted Stock shall vest 50% on the date of grant and 50% on December 1, 2023, and (b) options to purchase an aggregate of 11,250,000 shares of the Company’s common stock pursuant to a Stock Option Agreement (the “Trumbach Option Agreement”), at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon grant. He will also be entitled to participate in the Company’s incentive plans from time to time. Upon entering into the Trumbach Agreement, Additionally, Dr. Trumbach may earn an annual bonus of up to 100%-400% of Trumbach Base Salary, payable in cash or stock based on objectives and performance in the previous fiscal year.

Dr. Trumbach is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Trumbach Agreement.

The Trumbach Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Trumbach Agreement. Upon termination for Cause, Dr. Trumbach will be provided with any unpaid, earned Trumbach Base Salary up to the date of termination.

The Trumbach Agreement may be terminated at any time without Cause, and provided that Dr. Trumbach executes a general release, the Company shall pay to Dr. Trumbach an amount equal to 12-months’ Trumbach Base Salary (the “Trumbach Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

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Dr. Trumbach can terminate the Trumbach Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Trumbach Agreement, the Company shall pay to Dr. Trumbach the Trumbach Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Trumbach Severance in the event the Company elects to enforce the Trumbach Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Trumbach Agreement.

If Dr. Trumbach dies while employed under this Agreement, the Trumbach Agreement shall terminate immediately and the Company shall pay to his estate, any earned Trumbach Base Salary and accrued vacation, if any, that is unpaid up to the date of his death. The Company may terminate the Trumbach Agreement as a result of any mental or physical disability or illness which results in (a) Dr. Trumbach being unable to substantially perform his duties for a continuous period of 150 days or for periods aggregating 180 days within any period of 365 days or (b) Dr. Trumbach being subject to a permanent or indefinite inability to perform essential functions based on the opinion of a qualified medical provider chosen by the Company. Such termination will be effective on the date designated by the Company, and the Employee will be paid his annual Trumbach Base Salary, accrued vacation, if any, and certain benefits as set out in the Trumbach Agreement through the date of termination.

Employment Agreement with Tyler Trumbach, Esq.

On July 25, 2022, we entered into an Employment Agreement with Tyler Trumbach, the Company’s Chief Legal Counsel and a director.

Pursuant to the Employment Agreement, Mr. Trumbach will receive an annual base salary of $200,000 (the “Tyler Trumbach Base Salary”), payable in shares of common stock of the Company or cash, depending on cash availability. The Tyler Trumbach Base Salary will be reviewed on an annual basis to determine potential increases, if any, based on Mr. Trumbach’ s performance and that of the Company. Additionally, Mr. Trumbach may earn an annual bonus of up to 200% of Tyler Trumbach Base Salary, payable in cash or stock based on performance in the previous fiscal year, and based on the achievement of objectives agreed to with the Company’s Chief Executive Office and/or President for each fiscal year.

Mr. Trumbach is also entitled to customary benefits and vacation, and is subject to customary confidentiality, ownership of intellectual property, non-disparagement, non-solicitation and non-compete provisions, as described in the Employment Agreement.

The Employment Agreement may be terminated by the Company at any time without prior notice for “Cause”, as defined in the Employment Agreement. Upon termination for Cause, Mr. Trumbach will be provided with any unpaid, earned Base Salary up to the date of termination.

The Employment Agreement may be terminated at any time without Cause, and provided that Mr. Trumbach executes a general release, the Company shall pay to Mr. Trumbach an amount equal to 12-months’ Base Salary (the “Severance”) plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Trumbach can terminate the Employment Agreement and his employment at any time for any reason on 30 days prior written notice. In case of “Good Reason,” as defined in the Employment Agreement, the Company shall pay to Mr. Trumbach the Severance plus accrued unused vacation; provided that the Company shall not be required to pay the Severance in the event the Company elects to enforce the Employment Agreement’s non-competition provisions and pay salary post-termination pursuant to the terms of the Employment Agreement.

Mr. Trumbach will be entitled to participate in the Company’s incentive plans and shall initially be granted options to purchase 1,500,000 shares of the Company’s common stock, which have not yet been issued.

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Employment Agreement with Amir Vasquez, Former CFO

Amir Vasquez, was the Chief Financial Officer of the Company from August 15, 2022 until Mr. Vasquez voluntarily abandoned his position and resigned as the Chief Financial Officer in or around September, 2023. Upon his resignation, Mr. Vasquez is entitled to any unpaid, earned base salary up to the date of resignation. He is not entitled to any severance nor stock options upon his resignation.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provides that the Company will indemnify its directors to the fullest extent permitted by law.

Director Compensation

Compensation was paid by the Company to its directors in the amount of $48,000 and $-0- during the fiscal years ended June 30, 2023, and 2022. In consideration for their board service, we may also choose to compensate our outside directors in the form of options for each year for their continued service. We also reimburse our directors reasonable out -of -pocket expenses incurred in attending board meetings and in carrying out their board duties.

The following table summarizes cash and equity-based compensation information for our outside directors, for the year ended June 30, 2023:

Name	Fees earned or paid in cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Dr. Claude Stuart (1)	$-	24,000	$-	-	-	-	$24,000
Dr. Narendra Kini	$-	24,000	$-	-	-	-	$24,000

(1) Such amount was earned during the fiscal year ended June 30, 2023 but has not yet been issued to Dr. Stuart.

All executive officers of the Company who are also directors received compensation, if any, for services to the Company as set forth under the summary compensation table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table shows the number of shares of our common stock beneficially owned, as of April 1, 2024, by (i) each of our directors and director nominees, (ii) each of our named executive officers, (iii) all of our current directors and executive officers as a group, and (iv) all those known by us to be to a beneficial owner of more than 5% of the Company’s common stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote or dispose of, and any rights to acquire common stock that are currently exercisable or will become exercisable within 60 days of April 1, 2024. We calculated percentage ownership in accordance with the rules of the SEC. The percentage of common stock beneficially owned is based on 352,237,035 shares outstanding as of April 1, 2024. In addition, shares issuable pursuant to options or other convertible securities that may be acquired within 60 days of April 1, 2024 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other persons.

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This table is based on information supplied by each director, officer and principal stockholder of the Company. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided by such stockholders. Unless otherwise indicated, the address for each director, executive officer and 5% or greater stockholders of the Company listed is: c/o Awaysis Capital, Inc., 3400 Lakeside Drive, Suite 100, Miramar, FL 33027.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Harthorne Capital, Inc.(1)	98,008,000		27.8%
Michael Singh	111,250,000	(2)(3)	31.6%
Amir Vasquez	-		-
Andrew Trumbach	111,250,000	(2)(3)	31.6%
Lisa-Marie Iannitelli	-	(2)	-
Claude Stuart	-		-
Narendra Kini(4)	70,588		*
Tyler Trumbach(5)	333,333		*
All current directors and executive officers as a group (7 persons)	320,911,921		91%

* Less than 1%.

(1) Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on March 14, 2022, Harthorne Capital, Inc. (“Harthorne”) operates as a holding entity for Mr. Singh and Dr. Trumbach’s initial investments in the Company. Additionally, each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli are Executive Directors of Harthorne. Each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli disclaims beneficial ownership of all such securities except to the extent of his or her pecuniary interest therein.

(2) Does not include shares held by Harthorne. See Footnote (1) above.

(3) Includes options to purchase 11,250,000 shares of common stock.

(4) Such shares are owned indirectly through Lucky International Limited Corp., of which Mr. Kini has voting and dispositive control.

(5) Such shares are owned indirectly through River Rock Holdings, Inc., of which Mr. Trumbach has voting and dispositive control. Does not include options to purchase 1,500,000 shares of common stock which Mr. Trumbach is eligible to receive, but has not been granted as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Person Transaction

The Board intends to implement a policy to review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations on an ongoing basis, and develops policies and procedures for the approval of related party transactions. Prior to consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction would be disclosed to the disinterested directors. The transaction would not be approved unless a majority of the members of the Board who are not interested in the transaction approve the transaction. The Board intends to consider, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third-party under the same or similar circumstances and the extent of the related person’s interest in the related person transaction.

Each of Mr. Singh, Dr. Trumbach and Ms. Iannitelli are Executive Directors of Harthorne, the owner of approximately 27.8% of the issued and outstanding shares of common stock of the Company.

During the fiscal years ended June 30, 2023 and 2022, Harthorne advanced $255,489 and $12,497, respectively, relating to costs paid on behalf of the Company. While Harthorne and the Company have not entered into any agreements with respect to the terms and conditions of such advances, including with respect to any repayment terms, the Company expects to do so.

42

Tyler Trumbach, a director of the Company and its Chief Legal Officer, performed certain general counsel and legal services for the Company through The Law Offices of Tyler A. Trumbach, P.A. and in September 2022, received through his holding company River Rock Holdings, Inc., 333,333 shares of the Company’s common stock as payment in full for $50,000 of legal services provided by such firm.

Family Relationships

Tyler Trumbach, the Company’s Chief Legal Counsel and a director, is the son of Dr. Andrew Trumbach, the President, Chief Financial Officer, and a director of the Company. There are no other familial relationships between any of our officers and directors.

Apart from the disclosures set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 or Regulation S-K.

Director Independence

We use the definition of “independence” of the NYSE American to make this determination. The NYSE American Company Guide Rule 803 provides that an “independent director” is generally a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Pursuant to Rule 803, the following is a non-exclusive list of persons who cannot be considered independent:

●	a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

●	a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

●	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

●	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or

●	a director who is, or has an immediate family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, Dr. Stuart and Dr. Kini can be considered independent.

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, NY.

EXPERTS

The financial statements of the Company for the fiscal year ended June 30, 2023 have been audited by Moore Belize LLP (PCAOB ID 6999) as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. The financial statements of the Company for the fiscal year ended June 30, 2022 have been audited by BF Borgers CPA PC (PCAOB ID 5041), our previous independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual and current reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Awaysis Capital, Inc. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We will provide to the record holders of our securities a copy of our annual reports containing audited financial statements and such periodic and quarterly reports free of charge upon request. The Commission also maintains a website that contains reports, proxy statements, information statements and other information located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

43

Awaysis Capital, Inc.

F-1

Moore Belize LLP New Horizon Building 3 ½ Miles Philip S. W. Goldson Hwy Belize City, Belize T +501 223 2144 T +501 223 2139 E r.magana@moore-belize.bz www.moore-belize.bz

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Awaysis Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Awaysis Capital, Inc. and subsidiaries (the Company) as of June 30, 2023, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The financial statements of the Company as of June 30, 2022 and for the year then ended were audited by other auditors whose report dated November 4, 2023, on those statements included an explanatory paragraph that described the substantial doubt about the Company’s ability to continue as a going concern discussed in Note 3 to the financial statements

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

We have served as the Company’s auditor since 2023.

Moore Belize LLP (PCAOB ID 6999)

Belize City Belize CA

October 14, 2023

Reynaldo Magaña is a licensed practicing member of the Institute of Chartered Accountants of Belize and a Licensed CPA of the State of Florida and Michigan and is duly authorized to carry out company audit work in Belize and the United States. Moore Belize LLP is registered with the PCAOB with ID 6999.

An independent member firm of Moore Global Network Limited - members in principal cities throughout the world.

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Awaysis Capital, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Awaysis Capital, Inc. as of June 30, 2022, the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor from 2021 to 2022

Lakewood, CO

November 4, 2022

F-3

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Balance Sheets

	Year Ended June 30, 2023	Year Ended June 30, 2022
	(Audited)	(Audited)
ASSETS
Current assets
Cash	$79	$481,965
Prepaid expenses	17,201	2,500
Inventory	11,323,226	11,409,500
Total current assets	11,340,506	11,893,965

Non-current assets
Fixed assets, net	49,028	22,145
Security deposit	14,500	-
Operating lease right-of-use	328,976	-
Total non-current assets	392,504	22,145

Total Assets	$11,733,010	$11,916,110

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	44,859	41,970
Accrued expenses	$118,860	$-
Due to related parties	2,834,323	12,497
Notes payable	2,600,000	2,880,000
Total current liabilities	5,598,042	2,934,467

Operating lease liabilities	251,214	-
Total non-current liabilities	251,214	-

Total liabilities	5,849,256	2,934,467

Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized $0.01 par value none issued and outstanding at June 30, 2023 and June 30, 2022, respectively	-	-
Common stock - 1,000,000,000 shares authorized $0.01 par value issued and outstanding common shares at June 30, 2023 and June 30, 2022 were 252,227,053 and 99,748,541, respectively	2,522,271	997,486
Common stock subscribed - $0.01 par value subscribed common shares at June 30, 2023 and June 30, 2022 were 943,000 and 58,056,334, respectively	9,430	580,563
Additional paid-in capital	9,844,510	9,850,605
Accumulated deficit	(5,549,457)	(1,254,011)
Subscription receivable	(943,000)	(1,193,000)
Total stockholders’ equity	5,883,754	8,981,643

Total Liabilities and Stockholders Equity	11,733,010	11,916,110

See notes to audited consolidated financial statements

F-4

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Statements of Operations

(Audited)

	Year Ended	Year Ended
	June 30, 2023	June 30, 2022

Revenue	$107,760	$-

Operating expenses
Sales and marketing	91,319	49,269
General and administrative	4,312,499	190,582
Total operating expenses	4,403,818	239,851

Loss from operations	(4,296,058)	(239,851)

Other (income) expense
Other Income	(612)	-
Total other (income) expense	(612)	-

Net loss before income taxes	(4,295,446)	(239,851)
Income taxes

Net loss	$(4,295,446)	$(239,851)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.03)	$(0.00)

Weighted average number of common shares outstanding (basic and diluted)	162,781,188	98,958,324

See notes to audited consolidated financial statements

F-5

Awaysis Capital, Inc.

(formerly known as JV Group, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended June 30, 2023, and 2022

(Audited)

	Common Stock Shares	Common Stock Par Value	Common Stock Subscribed	Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, June 30, 2021	98,879,655	$988,797	$-	$-	$-	$(1,014,160)	$(25,363)
Additional paid in capital					$49,620		$49,620
Shares issued for professional Services	243,886	$2,439	$-	$-	$40,297	$-	$42,736
Shares issued at $1.00	625,000	$6,250	$-	$-	$618,750	$-	$625,000
Shares subscribed for purchase of asset	56,863,334	$-	$568,633	$-	$7,960,867	$-	$8,529,500
Shares subscribed at $1.00	1,193,000	$-	$11,930	$(1,193,000)	$1,181,070	$-	$-
Net Income (Loss)	-	-	-	-	-	(239,851)	(239,851)
Balance, June 30, 2022	157,804,875	997,486	580,563	(1,193,000)	9,850,605	(1,254,011)	8,981,643
Balance, June 30, 2022	157,804,875	$997,486	$580,563	$(1,193,000)	$9,850,605	$(1,254,011)	$8,981,643
Shares issued for professional Services	475,387	$4,755	$-	$-	$107,802	$-	$112,557
Shares issued at $1.00	100,000	$1,000	$-	$-	$99,000	$-	$100,000
Restricted Stock awards	100,000,000	$1,000,000	$-	$-	$-	$-	$1,000,000
Shares subscribed adjustment on acquisition	(5,210,209)	$516,530	$(568,633)	$-	$(212,897)	$-	$(265,000)
Decrease in subscriptions	-	$2,500	$(2,500)	$250,000	$-	$-	$250,000
Net Income (Loss)	-	$-	$-	$-	$-	$(4,295,446)	$(4,295,446)
Balance, June 30, 2023	253,170,053	2,522,271	9,430	(943,000)	9,844,510	(5,549,457)	5,883,754

See notes to audited consolidated financial statements

F-6

Awaysis Capital, Inc.

(Formerly JV Group, Inc.)

Consolidated Statements of Cash Flows

(Audited)

	Year End June 30, 2023	Year End June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,295,446)	$(239,851)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	$2,747
Stock based compensation	$112,557	42,736
Restricted stock awards	$1,000,000	-
Amortization of operating lease right-of-use	$52,869	-
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	$(14,701)	(2,500)
Decrease in Inventory expenses	$86,275
(Increase) in security deposit	$(14,500)	-
Increase in due to related party	$2,821,826	-
Increase in accounts payable	$2,889	-
Increase in accrued expenses	$118,860	41,970
(Decrease) in operating lease liabilities	$(130,631)	-
Net cash used in operating activities	$(257,255)	(157,645)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(54,631)	(22,145)
Sale of fixed assets	25,000	-
Net cash used in investing activities	$(29,631)	(22,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in related party advances, net	$-	12,497
Payment of note payable	$(280,000)	-
Net proceeds from sale of equity	$85,000	649,258
Net cash provided by financing activities	$(195,000)	661,755
Net (decrease) in cash	$(481,886)	481,965
Cash - beginning of year	$481,965	-
Cash - end of year	$79	481,965

Supplemental disclosures of cash flow information

Non-cash investing and financing activities:
Inventory acquired from debt and stock issuance	$-	$11,409,500
Expenses paid directly by officer on behalf of the Company	$-	$12,497

See notes to audited consolidated financial statements

F-7

Awaysis Capital, Inc.

Notes to the Consolidated Financial Statements

1. NATURE OF OPERATIONS

Nature of Business

Awaysis Capital, Inc. (formerly known as JV Group, Inc.), a Delaware corporation, (“Awaysis”, “JV Group”, “the Company”, “we”, “us” or “our’) is a publicly quoted operating company. We are a vacation rental company focused on acquisition, construction, selling and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize revenues, providing attractive returns to investors and exceptional vacation experiences to travelers.

Company History

JV Group was formed in Delaware on September 29, 2008 under the name ASPI, Inc.

On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

In December 2021, we formed a wholly owned subsidiary, Awaysis Capital, LLC, a Florida single member limited liability corporation to hold the office lease and to become the master payroll company for Awaysis Capital Inc.

We also formed a wholly owned subsidiary, Awaysis Casamora Limited, a Belize single member limited liability corporation to hold the title to the acquisition of the Casamora assets.

From October 2015 to February 2022, we were a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing and managing residential vacation home communities in desirable travel destinations.

The Company’s principal executive office is located at 3400 Lakeside Drive, Suite 100, Miramar, FL 33027 and its main number is 855-795-3377. The Company’s website address is www.awaysisgroup.com.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the consolidated financial statements. These policies conform to GAAP and have been consistently applied. The Company has selected June 30 as its financial year end. The Company did not earn any revenue during the fiscal year ended June 30, 2022, and has earned $107,760 of revenue during the fiscal year ended June 30, 2023.

Principals of Consolidation

The consolidated financial statements include accounts of the Company’s wholly-owned subsidiaries Awaysis Capital, LLC, Awaysis Cove Limited, Awaysis Chial Limited and Awaysis Casamora Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account and unrestricted cash in escrow that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of June 30, 2022, our cash balance was $481,965 and as of June 30, 2023 our cash balance was $79. The Company will hold payments made by guest in advance of reservations in a restricted escrow accounts until the rescission period expires in accordance with U.S. state regulations.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial accounts consist of prepaid expenses, accounts payable, accounts payable due to related parties and note payable. The carrying amount of our prepaid expenses, accounts payable, accounts payable - related party and note payable - related party approximate their fair values because of the short-term maturities.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include property, equipment and software which ownership is maintained by the Company.

Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and all related amendments on January 1, 2022, on a modified retrospective basis. Under Topic 842, the Company determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option and when doing so is at the Company’s sole discretion. The Company has elected the short-term lease exception for all classes of assets, and therefore has not applied the recognition requirements of Topic 842 to leases of 12 months or less. The Company has also elected the practical expedient to not separate lease and non-lease components for all classes of assets. The Company’s classes of assets that are leased include real estate leases and equipment leases. Real estate leases typically pertain to the Company’s corporate office locations, field operation locations, or vacation properties whereby the Company takes control of a third party’s property during the lease period for the purpose of renting the property on a short-term basis.

F-9

The Company recognizes lease expense on a straight-line basis over the lease term. The Company’s lease agreements may contain variable costs such as common area maintenance, operating expenses or other costs. Variable lease costs are expensed as incurred on the consolidated statements of operations.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases doesn’t provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and exclude lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

We were party to an operating lease agreement which commenced during the fiscal year ended June 30, 2023, we were not party to an operating lease agreement at June 30, 2022. See Note 8 below for details of lessee leases.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The total booking value is generally due prior to the commencement of the reservation. The total booking value collected in advance of the reservation is recorded on the balance sheets as funds payable to owners, hospitality and sales taxes payable and deferred revenue in the amount obligated to the homeowner, the taxing authority, and the Company, respectively.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company is a development stage corporation. We have identified certain revenue streams during the development stage.

F-10

The Company currently derives its revenue primarily from the short-term unit rentals of sold and unsold inventory at the resort we own and manage.

Revenue from rentals is recognized over the period in which a guest completes a stay.

Revenue recognized from rentals was $72,460 for the fiscal year ended June 30, 2023.

Other services consist of revenue derived from our real estate brokerage and other related services.

Revenue recognized from these other services was $35,300 for the fiscal year ended June 30, 2023.

Other Services

In addition to providing vacation rental platform services, the Company provides other services including real estate brokerage and management services to the home owners associations. The purpose of these services is to attract and retain homeowners as customers of the Company’s vacation rental platform. As such, the Company enters into an exclusive rental management contract with each home owners associations it controls. Under the real estate brokerage services, the Company assists home buyers and sellers in listing, marketing, selling and finding homes. Real estate commissions earned by the Company’s real estate brokerage business are recorded as revenue at a point in time which is upon the closing of a real estate transaction (i.e., purchase or sale of a home). The commissions the Company pays to real estate agents are recognized concurrently with associated revenues and presented as cost of revenue in the consolidated statements of operations. Under the home owners association management services, the Company provides common area property management, community governance, and association accounting services to community and homeowner associations in exchange for a management fee and other incrementally billed services. The services represent an individual performance obligation in which the Company has determined it is primarily responsible. Revenue is recognized over time as services are rendered for the management fee and incrementally billed services are recognized at a point in time.

Inventory

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. In addition, an allocation of depreciation and amortization is included in cost of goods sold. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

Inventory of real estate under construction was $11,323,226 and $11,409,500 as of June 30, 2023 and 2022, respectively.

Financial Instruments

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets.

●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, accounts payable, warrant liability and notes payable approximated fair value as of June 30, 2023, and 2022 due to the relatively short maturity of the respective instruments.

Advertising and Marketing Costs

We expense advertising costs when advertisements occur. Advertising for the Company consists primarily of the creation and marketing of the Awaysis brand guideline, logo, wordmark, tagline, and website. Advertising expenses amounted to approximately $10,612 and $44,800 as of June 30, 2023 and June 30, 2022, respectively.

F-11

Stock Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation - Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Stock-based compensation of $112,557 and $42,736 was issued for services during the fiscal years ended June 30, 2023 and 2022, respectively, and is included in the General and Administrative expenses in the Consolidated Statements of Operations.

Net Loss per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the fiscal years ended June 30, 2023 and 2022.

Recently Issued Accounting Pronouncements

As of June 30, 2023, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3. GOING CONCERN

The Company adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company had an accumulated deficit at June 30, 2023 and 2022, a net loss and net cash used in operating activities for the reporting periods then ended. As of the fiscal years ended June 30, 2023 and 2022, it has cash in the amount of $79 and $481,965, respectively. As of June 30, 2023 and 2022, the Company has executed subscription to be funded in the amount of $943,000 and $1,193,000, respectively.

The Company is commencing operations and seeking to generate sufficient revenue to support its current basic operations for at least the next 12 months; however, the Company’s cash position is not sufficient to support the Company’s - strategy. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue to further develop its first properties through presales, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue through presales or otherwise, and its ability to raise additional funds by way of private offering or debt. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-12

4. FIXED ASSETS

The carrying basis and accumulated depreciation of fixed assets at June 30, 2023 and 2022 is as follows:

	Useful Lives	June 30, 2023	June 30, 2022
Furniture and fixtures	7 years	$15,017	$0
Computer and equipment	5 years	5,631	0
Machinery	5 years	5,000	0
Software	3 years	26,127	22,145
Less depreciation and amortization		(2,747)	0
Total fixed assets, net		$49,028	22,145

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of June 30, 2023 and 2022, the balance of accounts payable was $44,859 and $29,375, respectively, and related primarily to expenses relating to SEC filings, outstanding legal expenses and share transfer expenses.

As of June 30, 2023 and 2022, the balance of accrued expenses was $118,860 and $-0-, respectively, and related primarily to expenses relating to salary and payroll accrual for development and administration team.

The current portion of operating lease liabilities of $87,465 is included in the accrued expenses as of June 30, 2023.

6. DUE TO RELATED PARTIES

As of June 30, 2023 and 2022, the balance of due to related parties was $2,834,323 and $12,497, respectively, and related to both costs paid on behalf of the Company and funding to the Company by an entity controlled by two of our directors, and other related party members

On February 13, 2023, the Company entered into compensation agreements with certain executive officers and directors of the Company and as a result, approximately $2,500,000 in salary compensation is included in the related party as of June 30, 2023.

7. NOTES PAYABLE

The Company has notes payable as of June 30, 2023 and 2022 in the amount of approximately $2,600,000 and $2,880,000, respectively.

On June 30, 2022, the Company purchased from a non-related party, real estate asset appraised at $11,409,500 and executed two unsecured demand promissory notes bearing annual interest rates of 0%. The first is for $2,600,000 and the second was in the amount of $280,000. This second note was subsequently fully paid on August 8, 2022.

8. OPERATING LEASES - LESSEE

The Company has an operating lease for office space, with a term of 5 years. As of June 30, 2023, the Company did not have any additional material operating leases that were entered into, but not yet commenced.

The maturity schedule of future minimum lease payments under operating leases and the reconciliation to the operating lease liabilities reported on the

Consolidated Balance Sheets was as follows:

June 30, 2023

2024	$87,465
2025	89,003
2026	90,588
2027	92,220
Thereafter	31,113
Total operating lease payments	390,389
Present value adjustment	(53,615)
Total operating lease liabilities	$336,774

The total operating lease liability amount consists of current and long-term portion of operating lease liabilities of $87,465 and $251,214, respectively.

F-13

Operating lease costs were $73,208 and $0 for the fiscal years ended June 30, 2023 and 2022, respectively.

The following table summarizes the weighted-average remaining lease term and weighted-average discount rate related to the Company’s operating leases as of June 30, 2023:

June 30, 2023

Weighted-average remaining lease term, years	4.3
Weighted-average discount rate, %	7.0%

9. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the twelve months ended June 30, 2023 and 2022 and, to the best of our knowledge, no legal proceedings are pending or threatened.

10. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of June 30, 2023, we were authorized to issue 25,000,000 shares of preferred stock with a par value of $0.01.

No shares of preferred stock were issued and outstanding during the fiscal years ended June 30, 2023 or 2022.

Common Stock

As of June 30, 2023, we were authorized to issue 1,000,000,000 shares of common stock with a par value of $0.01, of which 252,227,053 shares of common stock were issued and outstanding and 943,000 shares of common stock were subscribed, contractually obligated and committed to be issued but not yet issued.

During the fiscal year ended June 30, 2023, the Company issued 475,387 common shares for payment of professional services in the amount of $112,557.

In June 2022, prior to the commencement of the Company’s fiscal year ending June 30, 2023, the Company was contractually obligated and committed to issue an aggregate of 56,863,334 shares of its common stock as partial consideration for the purchase of real estate inventory in the amount of $8,529,500. All such shares were deemed subscribed for and purchased by the direct or indirect sellers of the real estate. On December 1, 2022, an adjustment was made to such share issuance obligation which provided for an aggregate reduction of 5,210,209 shares of common stock due to a real estate inventory decrease in the amount of $265,000. As of December 31, 2022, all 51,653,125 of such shares have been issued by the Company and are outstanding.

During the fiscal year ended June 30, 2023, the Company sold 100,000 common shares in a private offering, at a price per share of $1.00 for $100,000 in gross proceeds.

During the year ended June 30, 2023, the Company entered into subscription agreements with investors in a private offering, for 943,000 shares, at a price per share of $1.00 for $943,000 and has a subscription receivable of $943,000 in the Consolidated Balance Sheet.

During the year ended June 30, 2023, the Company has collected an aggregate of $250,000 from the committed subscription agreements and has issued 250,000 shares of common stock accordingly.

During the fiscal year ended June 30, 2023, the Company issued 100,050,000 shares of restricted common stock to certain of its executive officers and directors, of which 50% thereof are subject to forfeiture through December 1, 2023.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of June 30, 2023 and 2022.

Warrants

No warrants were issued or outstanding during the twelve months ended June 30, 2023 or 2022.

Stock Options

The company has adopted the 2022 Omnibus Performance Award Plan in February 2022. The Plan authorizes the granting of 19,977,931 of the Company’s Common Stock.

On February 13, 2023, the Company awarded to certain of its executive officers, options to purchase an aggregate of 22,500,000 shares of the Company’s stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the grant, $0.32 per share; all of which are currently exercisable and outstanding as of June 30, 2023.

No stock options were issued or outstanding during the twelve months ended June 30, 2023 or 2022.

11. SUBSEQUENT EVENTS

The Company evaluated subsequent events after June 30, 2023, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements, and has determined no subsequent events are required to be disclosed.

F-14

Awaysis Capital, Inc.

Consolidated Balance Sheet

	December 31,	June 30,
	2023	2023
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$12,173	$79
Prepaid expenses	33,248	17,201
Inventory	11,469,780	11,323,226
Total current assets	11,515,201	11,340,506

Non-current assets
Fixed assets, net	45,506	49,028
Security deposit	14,500	14,500
Operating lease right-of-use	295,839	328,976
Total non-current assets	355,845	392,504
Total Assets	$11,871,046	$11,733,010

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	101,406	44,859
Current portion of lease Liability	88,230	-
Accrued expenses	$-	$118,860
Due to related party	6,635,607	2,834,323
Notes payable	2,600,000	2,600,000
Total current liabilities	9,425,243	5,598,042

Operating lease liabilities	217,629	251,214
Total non-current liabilities	217,629	251,214

Total liabilities	9,642,872	5,849,256

Stockholders’ equity:
Preferred stock - 25,000,000 shares authorized $0.01 par value none issued and outstanding at December 31, 2023 and June 30, 2023, respectively	-	-
Common stock - 1,000,000,000 shares authorized $0.01 par value issued and outstanding common shares at December 31, 2023 and June 30, 2023 were 302,237,035 and 252,227,053, respectively	3,022,371	2,522,271
Common stock subscribed - $0.01 par value subscribed common shares at December 31, 2023 and June 30, 2023 were 943,000 and 943,000, respectively	9,430	9,430
Additional paid-in capital	9,848,938	9,844,510
Accumulated deficit	(9,709,565)	(5,549,457)
Subscription receivable	(943,000)	(943,000)
Total stockholders’ equity	2,228,174	5,883,754
Total Liabilities and Stockholders Equity	11,871,046	11,733,010

The accompanying notes are an integral part of these consolidated financial statements.

F-15

Awaysis Capital, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022

Revenue	$27,100	$43,760	$33,900	$43,760

Operating expenses
Sales and marketing	25,015	26,783	28,036	94,295
General and administrative	630,365	1,887,067	4,165,972	2,218,211
Total operating expenses	655,380	1,913,850	4,194,008	2,312,506

Loss from operations	(628,280)	(1,870,090)	(4,160,108)	(2,268,746)

Other expense
Interest expense	-	-	-	-
Total other expense	-	-	-	-

Net loss before income taxes	(628,280)	(1,870,090)	(4,160,108)	(2,268,746)
Income taxes

Net Loss	$(628,280)	$(1,870,090)	$(4,160,108)	$(2,268,746)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.00)	$(0.02)	$(0.02)	$(0.02)

Weighted average number of common shares outstanding
(basic and diluted)	266,494,577	117,630,569	259,314,715	108.752.703

The accompanying notes are an integral part of these consolidated financial statements.

F-16

Awaysis Capital, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

	Common Stock Shares	Common Stock Par Value	Common Stock Subscribed	Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity

Balance, June 30, 2023	253,170,053	$2,522,271	$9,430	$(943,000)	$9,844,510	$(5,549,457)	$5,883,754
Net loss	-	-	-	-	-	(3,531,828)	(3,531,828)
Balance, Sept 30, 2023	253,170,053	$2,522,271	$9,430	$(943,000)	$9,844,510	$(9,081,285)	$2,351,926
Shares issued at par $.01	50,000,000	$500,000					$500,000
Shares issued for professional Services	9,982	$100			$4,428		$4,528
Net loss	-	-	-	-	-	$(628,280)	$(628,280)
Balance, December 31, 2023	303,180,035	$3,022,371	$9,430	$(943,000)	$9,848,938	$(9,709,565)	$2,228,174

Balance, June 30, 2022	157,804,875	$997,486	$580,563	$(1,193,000)	$9,850,605	$(1,254,011)	$8,981,643
Shares issued for professional Services	369,781	$3,698	$-	$-	$78,946	$-	$82,644
Shares issued at $1.00	100,000	$1,000	$-	$-	$99,000	$-	$100,000
Net Income (Loss)	-	$-	$-	$-	$-	$(398,656)	$(398,656)
Balance, September 30, 2022	158,274,656	$1,002,184	$580,563	$(1,193,000)	$10,028,551	$(1,652,667)	$8,765,631
Shares issued for professional Services	31,648	$317	$-	$-	$4,517	$-	$4,834
Share subscribed adjustment for acquisition	(5,210,209)	$-	$(52,103)	$-	$(212,897)	$-	$(265,000)
Net Income (Loss)	-	$-	$-	$-	$-	$(1,870,090)	$(1,870,090)
Balance, December 31, 2022	153,096,095	$1,002,501	$528,460	$(1,193,000)	$9,820,171	$(3,522,757)	$6,635,375

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Awaysis Capital, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	December 31,	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,160,108)	$(2,268,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	$1,674	964
Stock based compensation	$-	87,478
Amortization of operating lease right-of-use	$33,137	20,814
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	$(16,049)	(5,239)
(Increase) decrease in Inventory expenses	$(146,554)
(Increase) in security deposit	$-	(14,500)
Increase (decrease) in due to related party	$3,801,284	-
Increase in accounts payable	$56,547	80,988
(Decrease) increase in accrued expenses	$(31,395)	1,721,378
(Decrease) in operating lease liabilities	$(32,819)	(11,929)
Net cash used in operating activities	$(494,283)	(388,792)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$-	(23,388)
Sale of fixed assets	$1,849	-
Net cash used in investing activities	$1,849	(23,388)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in related party advances, net	$-	110,215
Payment of note payable	$-	(280,000)
Net proceeds from sale of equity	$504,528	100,000
Net cash provided by financing activities	$504,528	(69,785)

Net (decrease) in cash	$12,094	(481,965)
Cash - beginning of year	$79	481,965
Cash - end of year	$12,173	-

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Awaysis Capital, Inc.

Notes to the Consolidated Financial Statements

1. NATURE OF OPERATIONS

Nature of Business

Awaysis Capital, Inc., a Delaware corporation, (“Awaysis”, “the Company”, “we”, “us” or “our’) is a real estate management and hospitality company focused on acquisition, construction, selling and managing short term rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand. The goal is to create a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers. The company is licensed as a real estate corporation in Florida.

We were not directly impacted by the COVID-19 outbreak. However, management believes the effect of the pandemic outbreak on the global economy has driven demand for vacation home ownership and remote work at home while travelling. The Company believes that this will enhance its ability to raise funding for working capital and other needs and to attract an experienced management team to take advantage of the opportunities for growth.

Company History

The Company was formed in Delaware on September 29, 2008 under the name ASPI, Inc.

On May 18, 2022, the Company changed its name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

In December 2021, we formed a wholly owned subsidiary, Awaysis Capital, LLC, a Florida single member limited liability corporation to hold the office lease and to become the master payroll company for Awaysis Capital, Inc.

We also formed a wholly owned subsidiary, Awaysis Casamora Limited, a Belize single member limited liability corporation to hold the title to the acquisition of the Casamora assets.

From October 2015 to February 2022, we were a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of our common stock to create values for our shareholders. In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing and managing residential vacation home communities in desirable travel destinations.

The Company’s principal executive office is located at 3400 Lakeside Drive, Suite 100, Miramar, FL 33027 and its main number is 855-795-3377. The Company’s website address is www.awaysisgroup.com. The information in its website is not a part of this Prospectus.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The summary of significant accounting policies is presented to assist in the understanding of the financial statements. These policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and have been consistently applied. The Company has selected June 30 as its financial year end.

Principles of Consolidation

The consolidated financial statements include accounts of the Company’s wholly-owned subsidiaries Awaysis Capital, LLC, Awaysis Casamora Limited, Awaysis Chial Limited and Awaysis Cove Limited. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Financial Statements

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. While we believe that the disclosures presented herein are adequate and not misleading, these interim condensed financial statements should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended June 30, 2023 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and filed on October 17, 2023. Operating results for the interim period presented are not necessarily indicative of the results for the full year.

F-19

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in a non-interest-bearing account and unrestricted cash in escrow that currently does not exceed federally insured limits. For the purposes of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents. As of December 31, 2023, our cash balance was $12,173.

Cash and cash equivalents are stated at amortized cost which approximates fair value.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of cash and cash equivalents accounts payable, accounts payable - related party and note payable - related party. The carrying amount of our cash and cash equivalents, accounts payable, accounts payable - related party and note payable - related party approximate their fair values because of the short-term maturities of these instruments.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of our membership interests including such person’s immediate families, (ii) our management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with us, or (iv) anyone who can significantly influence our financial and operating decisions. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. See Note 6 below for details of related party transactions in the period presented.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives. The fixed assets include property, equipment and software which ownership is maintained by the Company.

F-20

Leases

The Company adopted Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and all related amendments on January 1, 2022, on a modified retrospective basis. Under Topic 842, the Company determines if an arrangement is or contains a lease at inception. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option and when doing so is at the Company’s sole discretion. The Company has elected the short-term lease exception for all classes of assets, and therefore has not applied the recognition requirements of Topic 842 to leases of 12 months or less. The Company has also elected the practical expedient to not separate lease and non-lease components for all classes of assets. The Company’s classes of assets that are leased include real estate leases and equipment leases. Real estate leases typically pertain to the Company’s corporate office locations, field operation locations, or vacation properties whereby the Company takes control of a third party’s property during the lease period for the purpose of renting the property on a short-term basis.

The Company recognizes lease expense on a straight-line basis over the lease term. The Company’s lease agreements may contain variable costs such as common area maintenance, operating expenses or other costs. Variable lease costs are expensed as incurred on the consolidated statements of operations.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) as assets, operating lease non-current liabilities, and operating lease current liabilities in our balance sheet. Finance leases are property and equipment, other current liabilities, and other non-current liabilities in the balance sheet.

ROU assets represent the right to use an asset for the lease term and lease liability represent the obligation to make lease payment arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over lease term. As most of the leases don’t provide an implicit rate, we generally use the incremental borrowing rate on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payment is recognized on a straight-line basis over lease term.

We were party to an operating lease agreement during the six months ended December 31, 2023.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Revenue Recognition

Revenue Recognition Standard, ASC 606 is used by the Company to recognize revenue. ASC 606 standards were jointly issued by the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB). Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

F-21

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company is a development stage corporation.

The Company currently derives its revenue primarily from the short-term unit rentals of sold and unsold inventory at the resort we own and manage.

Revenue from rentals is recognized over the period in which a guest completes a stay.

Revenue recognized from rentals was $1,800 and $8,600 for the three and six months ended December 31, 2023.

Other services consist of revenue derived from our real estate brokerage and other related services.

Revenue recognized from other services was $25,300 and $25,300 for the three and six months ended December 31, 2023.

Other Services

In addition to providing vacation rental platform services, the Company provides or intends to provide other services including real estate brokerage and management services to the home owners associations. The purpose of these services is to attract and retain homeowners as customers of the Company’s vacation rental platform. As such, the Company enters into or would enter into an exclusive rental management contract with each home owners associations it controls. Under the real estate brokerage services, the Company assists or would assist home buyers and sellers in listing, marketing, selling and finding homes. Real estate commissions earned by the Company’s real estate brokerage business are or would be recorded as revenue at a point in time which is upon the closing of a real estate transaction (i.e., purchase or sale of a home). The commissions the Company pays to real estate agents are recognized concurrently with associated revenues and presented as cost of revenue in the consolidated statements of operations. Under the home owners association management services, the Company provides or would provide common area property management, community governance, and association accounting services to community and homeowner associations in exchange for a management fee and other incrementally billed services. The services represent an individual performance obligation in which the Company has determined it is primarily responsible. Revenue is recognized over time as services are rendered for the management fee and incrementally billed services are recognized at a point in time.

Inventory

New real estate inventory is carried at the lower of cost or net realizable value. The cost of finished inventories determined on the specific identification method is removed from inventories and recorded as a component of cost of sales at the time revenue is recognized. In addition, an allocation of depreciation and amortization is included in cost of goods sold. Under the specific identification method, if finished real estate inventory can be sold for a profit there is no basis to write down the inventory below the lower of cost or net realizable value.

Inventory, consisting of real estate under construction, was $11,469,780 as of December 31, 2023.

Financial Instruments

Fair Value of Financial Instruments - From inception, the Company adopted ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standard also expands disclosures about instruments measured at fair value and establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1: Quoted prices for identical assets and liabilities in active markets.

●	Level 2: Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

●	Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The carrying amounts of financial instruments including cash, accounts payable, warrant liability and notes payable approximated fair value as of December 31, 2023 due to the relatively short maturity of the respective instruments.

Advertising and Marketing Costs

We expense advertising costs when advertisements occur. Advertising for the Company consists primarily of the creation and marketing of the Awaysis brand guideline, logo, wordmark, tagline, and website. Advertising expenses amounted to approximately $25,051 and $28,036 for the three and six months ended December 31, 2023.

F-22

Stock Based Compensation

The cost of equity instruments issued to employees and non-employees in return for goods and services is measured by the grant date fair value of the equity instruments issued in accordance with ASC 718, Compensation - Stock Compensation. The related expense is recognized as services are rendered or vesting periods elapse.

Stock-based compensation of $504,528 and $504,528 was issued for services during the three and six months ended December 31, 2023, respectively, and is included in the General and Administrative expenses in the Consolidated Statements of Operations.

Net Loss per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the six months ended December 31, 2023.

Recently Issued Accounting Pronouncements

As of December 31, 2023, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

3. GOING CONCERN

The Company adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2023 and 2022, a net loss and net cash used in operating activities for the reporting periods then ended. As of December 31, 2023, we had cash in the amount of $22,558 and had executed subscription pending funding in the amount of $943,000. During the six months ended December 31, 2023, the Company had collected $0 from executed subscriptions and $0 from its principal shareholder.

The Company is commencing operations and seeking to generate sufficient revenue and have received sufficient subscriptions that if and when funded would support its current basic operations for at least the next 12 months; however, the subscriptions have not been paid as of the date of this filing and the Company’s cash position may not be sufficient to support the Company’s long-term strategy. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue to further develop its first properties through presales, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, generate sufficient revenue through presales or otherwise, and its ability to raise additional funds. These conditions, in the aggregate, raise substantial doubt as to the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-23

4. FIXED ASSETS

The carrying basis and accumulated depreciation of fixed assets at December 31, 2023 and 2022 is as follows:

		December 31,	December 31,
	Useful Lives	2023	2022
Furniture and fixtures	7 years	$15,017	$15,017
Computer and equipment	5 years	8,782	4,871
Software	3 years	26,128	25,645
Less depreciation and amortization		(4,421)	(964)
Total fixed assets, net		$45,506	44,569

The Company recorded depreciation expense of $1,674 and $964 for the periods ended December 31, 2023, and 2022, respectively.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2023 and 2022, the balance of accounts payable was $101,406 and $122,958, respectively, and related primarily to expenses relating to professional services, construction, SEC filings, outstanding legal expenses and share transfer expenses.

As of December 31, 2023 and 2022, the balance of accrued expenses was $0 and $1,808,092, respectively, and related primarily to expenses relating to payroll taxes from the salary and payroll accrual for development and administration team. During the six months ended December 31, 2023, there had been no payroll paid to accrue for payroll taxes and salaries due, which are reported in “Due to Related Party.”

6. DUE TO RELATED PARTY

As of December 31, 2023 and 2022, the balance due to related party was $6,635,607 and $122,712, respectively, and related to both costs paid on behalf of the Company and funding to the Company by an entity controlled by two of our directors. The balance due to related parties during the six months ended December 31, 2023, includes all salary and payroll accrual for the Company’s development and administration teams.

7. NOTES PAYABLE

On June 30, 2022, the Company purchased from a non-related party, real estate asset appraised at $11,409,500 and executed two unsecured demand promissory notes bearing annual interest rates of 0%. The first is for $2,600,000 and the second was in the amount of $280,000. This second note was fully paid on August 8, 2022.

The Company has notes payable as of December 31, 2023 and 2022 in the amount of approximately $2,600,000 and $2,600,000, respectively.

8. OPERATING LEASES - LESSEE

The Company has an operating lease for office space, with a term of 5 years. As of December 31, 2023, the Company did not have any additional material operating leases that were entered into, but not yet commenced.

The maturity schedule of future minimum lease payments under operating leases and the reconciliation to the operating lease liabilities reported on the Consolidated Balance Sheets was as follows:

December 31,
2023

Remaining six months ending June 30, 2024	$43,857
2025	89,003
2026	90,588
2027	92,220
Thereafter	31,113
Total operating lease payments	346,781
Present value adjustment	(40,922)
Total operating lease liabilities	$305,859

F-24

The total operating lease liability amount consists of current and long-term portion of operating lease liabilities of $88,230 and $217,629 respectively.

Operating lease costs were $43,925 and $29,284 for the six months ended December 31, 2023 and 2022, respectively.

The following table summarizes the weighted-average remaining lease term and weighted-average discount rate related to the Company’s operating leases as of December 31, 2023:

December 31,
2023

Weighted-average remaining lease term, years	3.8
Weighted-average discount rate, %	7.0%

9. COMMITMENTS & CONTINGENCIES

Legal Proceedings

We were not subject to any legal proceedings during the six months ended December 31, 2023, and, to the best of our knowledge, no legal proceedings are pending or threatened.

Purchase Commitments

We were not party to any purchase commitments during the six months ended December 31, 2023.

10. STOCKHOLDERS’ EQUITY

Preferred Stock

As of December 31, 2023, we were authorized to issue 25,000,000 shares of preferred stock with a par value of $0.01.

No shares of preferred stock were issued and outstanding during the six months ended December 31, 2023.

Common Stock

As of December 31, 2023, we were authorized to issue 1,000,000,000 shares of common stock with a par value per share of $0.01, of which 302,237,035 shares of common stock were issued and outstanding and 943,000 shares of common stock were subscribed, contractually obligated and committed to be issued but not yet issued pending payment therefor.

In June 2022, prior to the commencement of the Company’s fiscal year ending June 30, 2023, the Company was contractually obligated and committed to issue an aggregate of 56,863,334 shares of its common stock as partial consideration for the purchase of real estate inventory in the amount of $8,529,500. All such shares were deemed subscribed for and purchased by the direct or indirect sellers of the real estate. On December 1, 2022, an adjustment was made to such share issuance obligation which provided for an aggregate reduction of 5,210,209 shares of common stock due to a real estate inventory decrease in the amount of $265,000. As of December 31, 2022, all 51,653,125 of such shares have been issued by the Company and are outstanding.

F-25

During the three and six months ended December 31, 2023, the Company provided stock based compensation of $504,528 and $504,528, respectively for services rendered and payroll. The Company sold commons shares of 9,982 at market rates at an averaging price per share of $.44 and 50,000,000 shares were provided as payroll to a director at $.01 per share.

As of December 31, 2023, the Company has committed subscription agreements from investors, entered into during a private offering, for 943,000 shares, at a price per share of $1.00 for aggregate proceeds of $943,000, and is included in the Subscription Receivable in the Consolidated Balance Sheets, pending payment therefor.

The Company has not declared or paid any dividends or returned any capital to common stock shareholders as of December 31, 2023, and 2022.

Warrants

No warrants were issued or outstanding during the three and six months ended December 31, 2023, or 2022.

Restricted Stock Awards

On February 13, 2023, the Company awarded restricted shares of Company common stocks to certain of its executive officers, equal in an aggregate value to $1,000,000 which vested 50% on the date of the grant with the remaining 50% vesting on December 1, 2023.

As of December 31, 2023, there were 50,000,000 shares of restricted stock outstanding.

Stock Options

The Company adopted the 2022 Omnibus Performance Award Plan in February 2022. The Plan authorizes the granting of 19,977,931 of the Company’s Common Stock.

On February 13, 2023, the Company awarded to certain of its executive officers, options to purchase an aggregate of 22,500,000 shares of the Company’s stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the grant, $0.32 per share; all of which are currently exercisable and outstanding as of December 31, 2023.

No stock options were issued during the three and six months ended December 31, 2023, or 2022.

11. SUBSEQUENT EVENTS

The Company evaluated subsequent events after December 31, 2023, in accordance with FASB ASC 855 Subsequent Events, through the date of the issuance of these financial statements and has determined that no disclosure is necessary.

F-26

AWAYSIS CAPITAL, INC.

60,031,866 Shares of Common Stock, par value $0.01 per Share

PROSPECTUS

                   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee	$8,861
Transfer Agent Fees	$5,000
Accounting fees and expenses	$10,000
Legal fees and expense	$25,000
Miscellaneous	$5,241
Total	$54,102

None of such expenses will be borne by the selling shareholders referenced in the prospectus forming a part of this Registration Statement on Form S-1.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

The Company’s certificate of incorporation, as amended and its bylaws, as amended provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the Company made the following issuances of its unregistered securities, none of which involved any underwriters, underwriting discounts or commissions. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Private Offering

Between May 25, 2022, and March 31, 2023, in a private offering of up to $25 million of the Company’s Common Stock, at a price per share of $1.00 (the “Private Offering”), the Company entered into a series of Subscription Agreements with investors in this Private Offering for an aggregate of 1,918,000 shares of Common Stock with a total subscription price of $1,918,000.

In connection with the Private Offering, the Company has received a total of $975,000 and still has pending an aggregate of 943,000 shares of Common Stock (the “Pending Shares”) for a total subscription receivable of $943,000. The Company expects such proceeds to be funded, and the Pending Shares to be issued, during fiscal year 2024.

All purchases made in connection with the Private Offering were pursuant to Subscription Agreements & Investor Suitability Questionnaires as between the Company and each of the investors.

Each of the individual transactions underlying the Private Offering (excluding the Pending Shares) are further set forth below.

II-1

On May 25, 2022, the Company sold 500,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On May 26, 2022, the Company sold 50,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On May 27, 2022, the Company sold 25,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On May 31, 2022, the Company sold 25,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On June 28, 2022, the Company sold 25,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On July 19, 2022, the Company sold 25,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On August 30, 2022, the Company sold 75,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On February 17, 2023, the Company sold 150,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

II-2

On March 9, 2023, the Company sold 75,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

On March 31, 2023, the Company sold 25,000 shares of its common stock to an investor who participated in the Private Offering. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) under Regulation D of the Securities Act, as transactions by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

Casamora Awaysis Assets

As of June 30, 2022, as partial consideration for the Company’s acquisition of the Casamora Awaysis Assets, the Company was obligated to issue to affiliates of the respective sellers of such assets an aggregate of 56.8 million shares of its common stock based on a per share price equal to the market price on the date of appraisal of $0.150. The Company believes this transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering, and/or Regulation S of the Securities Act as an offering and sale to non-U.S. residents.

Services Rendered

On July 15, 2022, the Company issued an aggregate of 172,850 shares of the Company’s common stock to various consultants as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On July 28, 2022, the Company issued an aggregate of 107,484 shares of the Company’s common stock to various advisors and consultants as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On September 16, 2022, the Company issued 333,333 shares of its common stock to an affiliate of Tyler Trumbach as consideration for legal services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 1, 2022, the Company issued an aggregate of 6,913 shares of its common stock to an advisor as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 2, 2022, the Company issued an aggregate of 1,250 shares of its common stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 15, 2022, the Company issued an aggregate of 43,478 shares of its common stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On January 1, 2023, the Company issued an aggregate of 1,923 shares of its common stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On February 1, 2023, the Company issued an aggregate of 1,923 shares of its common stock to an advisor as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On February 13, 2023, the Company issued to each of Michael Singh and Dr. Andrew Trumbach: (i) an aggregate of 50,000,000 restricted shares of its common stock, and (ii) options to purchase an aggregate of 11,250,000 shares of its commons stock, as consideration for services rendered by affiliates of the Company. The transactions were exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

On February 14, 2023, the Company issued an aggregate of 70,588 shares of its common stock to an affiliate of Dr. Narendra Kini as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

On December 5, 2023, the Company issued to Dr. Andrew Trumbach an aggregate of 50,000,000 restricted shares of its common stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

In or around March 2024, the Company issued to Michael Singh an aggregate of 50,000,000 restricted shares of its common stock as consideration for services rendered. The transaction was exempt from registration under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein.

Exhibit Number	Description of Document
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment of Certificate of Incorporation (1)
3.3	Certificate of Amendment to Articles of Incorporation (2)
3.4	By-Laws (1)
5.1+	Opinion of Ruskin Moscou Faltischek, PC
10.1*	2022 Omnibus Performance Award Plan (3)
10.2	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Curah Capital Corporation (4)
10.3	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Agorapyth X Corporation (4)
10.4	Agreement of Purchase and Sale, dated as of April 15, 2022, by and between JV Group, Inc. and Abraxas Corporation (4)
10.5*	Employment Agreement with Tyler Trumbach (5)
10.6*	Employment Agreement with Michael Singh (6)
10.7*	Employment Agreement with Andrew Trumbach (6)
10.8*	Restricted Stock Agreement with Michael Singh (6)
10.9*	Restricted Stock Agreement with Andrew Trumbach (6)
10.10*	Stock Option Agreement with Michael Singh (6)
10.11*	Stock Option Agreement with Andrew Trumbach (6)
10.12	Demand Promissory Note dated June 30, 2022 with Curah Capital Corporation (7)
10.13	Demand Promissory Note dated June 30, 2022 with Abraxas Corporation (7)
21.1	Subsidiaries of the Registrant (6)
23.1	Consent of Moore Belize, LLP (1)
23.2	Consent of BF Borgers CPA PC (1)
23.3+	Consent of Ruskin Moscou Faltischek, PC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
101.INS	Inline XBRL Instance - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema.
101.CAL	Inline XBRL Taxonomy Extension Calculation.
101.DEF	Inline XBRL Taxonomy Extension Definition.
101.LAB	Inline XBRL Taxonomy Extension Labels.
101.PRE	Inline XBRL Taxonomy Extension Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table (1)

*	Indicates Management contract or compensatory plan or arrangement
**	Previously filed.
+	To be filed by amendment

(1)	Filed herewith.

(2)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2022.

(3)	Incorporated by reference from Appendix B of the Information Statement on Schedule 14C filed with the SEC on March 4, 2022.

(4)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2022.

(5)	Incorporated by reference from the exhibit included in the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2022.

(6)	Incorporated by reference from the exhibit included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

(7)	Incorporated by reference from the exhibit included in the Company’s Annual Report for the fiscal year ended June 30, 2022.

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Item 17. Undertakings.

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on April 2, 2024.

Awaysis Capital, Inc.

By:	/s/ Andrew Trumbach
Andrew Trumbach
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer	April 2, 2024
Michael Singh	(Principal Executive Officer)

*	President, Chief Financial Officer, and Director	April 2, 2024
Andrew Trumbach	(Principal Financial and Accounting Officer)

*	Executive Vice President and Director	April 2, 2024
Lisa-Marie Iannitelli

*	Director	April 2, 2024
Claude Stuart

*	Director	April 2, 2024
Narendra Kini

*	Chief Legal Counsel and Director	April 2, 2024
Tyler Trumbach

*Andrew Trumbach, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and executed this Amendment to the Registration Statement on behalf of the persons referenced above.

By:	/s/ Andrew Trumbach
Andrew Trumbach
Attorney-in-Fact

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